UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Xometry, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF

Annual Meeting of Stockholders

Xometry

April 29, 2025

Dear Fellow Stockholders:

2024 was a record-setting year for Xometry, fueled by strong execution across our long-term growth drivers and continued momentum in our marketplace business—both in the U.S. and internationally. We delivered 18% year-over-year revenue growth to $546 million, outperforming the broader manufacturing sector amid ongoing contraction. Our marketplace business grew 23%, a testament to the increasing adoption of our platform and the differentiated value we provide to both buyers and suppliers.

It was also a pivotal year financially: we achieved Adjusted EBITDA profitability in Q4 2024, marking a major milestone in our path to sustained profitability. At the same time, we expanded marketplace gross margin by 270 basis points to 33.5%, resulting in 34% growth in marketplace gross profit in 2024. These results demonstrate the operating leverage inherent in our model and the strength of our strategic execution.

We are gaining market share, and we remain confident that the following initiatives fueling our long-term growth and improving profitability. These five strategic priorities work in concert to strengthen our AI-powered marketplace, deepen customer relationships, and unlock potential new growth opportunities:

•
Expanding our global network of buyers and suppliers. We continue to scale both sides of our marketplace, reinforcing our competitive moat. In 2024, Active Buyers grew 23% to over 68,000, while Active Suppliers increased 28% to 4,375. This growing network now spans 51 countries across four continents, powering the breadth and agility that we believe set Xometry apart. Over the past five years, our platform has generated nearly $1 billion in revenue for America’s small- and medium-sized manufacturers, underscoring our role in strengthening the industrial backbone of the economy while creating opportunity at scale.
•
Deepening engagement with Enterprise customers. Large organizations are increasingly turning to Xometry to leverage our technology and global supplier network to build resilient supply chains, drive innovation and increase speed to market. We also expanded our Enterprise sales capabilities, accelerating our land-and-expand strategy with key accounts. These investments resulted in robust 40% revenue growth in 2024 from our largest accounts with annual revenue of at least $500K. We are focused on driving further penetration in our largest accounts, as each of them represents a $10M+ annual spend opportunity.
•
Broadening our marketplace menu. We are building a comprehensive digital destination for custom manufacturing. In 2024, we added instant quoting for laser tube cutting and tube bending, with additional processes, finishes, and materials expected in 2025. We are also advancing our use of AI, incorporating behavioral data, segmentation, real-time market signals, and manufacturing complexity into our algorithms to deliver more accurate, dynamic quoting experience - a key advantage for customers managing complexity across supply chains, tariffs, and geopolitical uncertainty.
•
Scaling our international presence. International revenue grew 48% to $89 million, now representing 18% of total marketplace revenue—a remarkable trajectory from just $3 million in 2020. We’ve launched localized marketplaces in 18 languages and built supplier networks across North America, Europe, and Asia. We expect Europe to continue leading near-term international growth, with APAC emerging as a key long-term contributor. Long term, we believe international can represent 30–40% of our marketplace revenue, consistent with many other global online marketplaces.
•
Enhancing supplier services and monetization. Through Thomasnet, our industry-leading supplier discovery platform, and a growing suite of financial and marketing services, we help suppliers grow and operate more efficiently. Thomasnet now provides access to over 500,000 suppliers, a vital asset amid shifting trade dynamics and increasing reshoring activity. We are investing in platform modernization to reinvigorate advertising growth—launching a new ad-serving technology in 2025 to drive better performance, engagement, and monetization. With 85%+ gross margins, Thomas advertising represents a compelling contribution margin opportunity.

We are proud of our accomplishments in 2024. We believe our extensible technology platform, rapidly growing network of buyers and suppliers, and expanding data lake are fueling our competitive advantage and powering our strong growth. These achievements wouldn’t be possible without the dedication, ingenuity, and hard work of the entire Xometry team. We’re equally grateful for the trust placed in us by our customers and the strength of our supplier network around the world.

Xometry was built for this moment. In a complex and fast-changing global environment, our digital marketplace provides buyers with real-time access to unmatched manufacturing capacity—helping them build more agile and resilient supply chains, wherever they operate. We are energized by the road ahead and confident in our ability to create even greater value for our customers, our partners, and our stockholders in the years to come.

We are pleased to invite you to attend the 2025 Annual Meeting of Stockholders of Xometry, Inc., a Delaware corporation (“Xometry”) to be held virtually on June 18, 2025 at 11:00 a.m., Eastern Time. To provide expanded access from locations around the world and to lower costs, we are continuing with a virtual format for our 2025 Annual Meeting, which will be held solely online via live webcast. There will not be a physical location for the Annual Meeting, and you will not be able to attend the Annual Meeting in person.

You will be able to attend the Annual Meeting, ask your questions and vote your shares during the meeting by visiting https://meetnow.global/MXFLU2G and entering the control number located on the Notice of Internet Availability of Proxy Materials for the 2025 Annual Meeting of Stockholders, your proxy card or voting instruction form. Additional details regarding access to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying Notice of 2025 Annual Meeting of Stockholders and proxy statement. Please note that supported browsers include Chrome, MS Edge, Firefox and Safari.

We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials instead of paper copies of the proxy statement and our 2024 Annual Report. The notice contains instructions on how to access those documents over the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how stockholders can receive a paper copy of our proxy materials, including the proxy statement, our 2024 Annual Report and a form of proxy card or voting instruction form. We believe that providing our proxy materials over the Internet increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact and cost of our Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone or, if you receive a paper proxy card by mail, by completing and returning the proxy card or voting instruction form mailed to you. Please carefully review the instructions on each of your voting options described in this proxy statement, as well as in the Notice of Internet Availability of Proxy Materials you received in the mail.

On behalf of the Xometry Board of Directors and employees, we thank you for your continued support and look forward to speaking with you at the Annual Meeting.

Sincerely,

Randy Altschuler

Chief Executive Officer

XOMETRY, INC.

6116 Executive Boulevard

Suite 800

North Bethesda, Maryland 20852

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	June 18, 2025
Time:	11:00 a.m. Eastern Time
Location:

The Annual Meeting can be accessed by visiting https://meetnow.global/MXFLU2G and entering your control number included in the Notice of Internet Availability of Proxy Materials. You may log in beginning at 12:00 a.m. Eastern Time on June 18, 2025. Please note that the Annual Meeting website is not supported by Internet Explorer.

Record Date:

The Record Date for the Annual Meeting is April 24, 2025. Only stockholders of record at the close of business on the Record Date may vote at the Annual Meeting or any adjournment thereof. On the Record Date, there were 49,200,830 shares of Class A common stock and 1,475,311 shares of Class B common stock outstanding and entitled to vote (together, the “common stock”). Each holder of Class A common stock will have the right to one vote per share of Class A common stock and each holder of Class B common stock will have the right to twenty votes per share of Class B common stock. The holders of shares of common stock will vote together as a single class on all matters submitted to a vote at the Annual Meeting.

Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.
Items of Business:	The Annual Meeting will be held for the following purposes, which are more fully described in the proxy statement accompanying this Notice:

(1)
To elect the Board of Directors’ nominee for Class I director, Randolph Altschuler, to hold office until our Annual Meeting of Stockholders in 2028.
(2)
To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement accompanying this Notice.
(3)
To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
(4)
To conduct any other business properly brought before the meeting or any adjournment or postponement thereof.

Your vote is important. Whether or not you expect to attend the virtual Annual Meeting, please vote by telephone or through the Internet, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible to ensure your representation at the Annual Meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying Proxy Statement.

Even if you have voted by proxy, you may still vote online during the Annual Meeting. Please note, however, that if your shares are held of record by a brokerage firm, bank or other agent and you wish to vote online at the Annual Meeting, you must obtain a proxy issued in your name from that agent to vote your shares that are held in such agent’s name and account.

Sincerely,

Kristie Scott
General Counsel and Secretary
North Bethesda, Maryland
April 29, 2025

i

GENERAL INFORMATION

XOMETRY, INC.

6116 Executive Boulevard

Suite 800

North Bethesda, Maryland 20852

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a Notice of Internet Availability of Proxy Materials on the internet instead of a full set of Proxy Materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Proxy Materials (as defined below) over the Internet. Accordingly, we have sent you a Notice of Internet Availability because the Board of Directors of Xometry, Inc. (the “Board”) is soliciting your proxy to vote at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Xometry, Inc., including at any adjournments or postponements thereof, to be held on Wednesday, June 18, 2025 at 11:00 a.m., Eastern Time. The Annual Meeting can be accessed by visiting https://meetnow.global/MXFLU2G. Please note that supported browsers include Chrome, MS Edge, Firefox and Safari.

The Notice of 2025 Annual Meeting of Stockholders (“Notice of Annual Meeting”), this proxy statement, the proxy card or voting instruction form, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Annual Report” and, together with the proxy statement and proxy card or voting instruction form, the “Proxy Materials”) are available to stockholders on the Internet.

The Notice of Internet Availability will provide instructions as to how a stockholder of record may access and review the Proxy Materials on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a copy of the Proxy Materials, including a proxy card, be sent by mail or email to the stockholder of record. The Notice of Internet Availability will also provide voting instructions. Please note that, while our Proxy Materials are available at the website referenced in the Notice of Internet Availability, and our Notice of Annual Meeting, proxy statement and Annual Report are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.

We intend to mail the Notice of Internet Availability on or about May 6, 2025 to all stockholders of record entitled to vote at the Annual Meeting.

The Proxy Materials will be made available to stockholders on the Internet on the same date.

In this proxy statement, we refer to Xometry, Inc. as “Xometry,” “we” or “us.”

Will I receive any other Proxy Materials by mail?

You will not receive any additional Proxy Materials via mail unless you request a printed copy of the Proxy Materials in accordance with the instructions set forth in the Notice of Internet Availability.

When is the record date for the Annual Meeting?

The Board has fixed the record date for the Annual Meeting as of the close of business on April 24, 2025 (the “Record Date”).

How do I attend the Annual Meeting?

We will be hosting the Annual Meeting via live webcast only. You are entitled to attend the Annual Meeting if you were a stockholder as of the close of business on the Record Date, or if you hold a valid proxy for the meeting. There will not be a physical location for the Annual Meeting, and you will not be able to attend the Annual Meeting in person.

The Annual Meeting will begin promptly at 11:00 a.m., Eastern Time, on Wednesday, June 18, 2025. To participate in the Annual Meeting, you will need to visit https://meetnow.global/MXFLU2G and enter the control number included on your Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials, as applicable. If your shares are held by a broker, use the control number provided by your broker found on your notice or voting instruction form.

We recommend that you log in a few minutes before the Annual Meeting to ensure that you are logged in when the meeting starts. Please follow the registration instructions as outlined in this proxy statement. Information on how to vote online during the Annual Meeting is discussed below.

What do I do if I have technical difficulties in connection with the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted at https://meetnow.global/MXFLU2G. Technical support will be available starting at 7:00 a.m., Eastern Time, on June 18, 2025.

How do I register to attend the Annual Meeting?

If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare Trust Company, N.A. (“Computershare”)), you do not need to register to attend the Annual Meeting. Please follow the instructions on the notice or proxy card that you received to join the Annual Meeting.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting or to vote or ask questions during the Annual Meeting.

To register to attend the Annual Meeting you must submit proof of your proxy power (“Legal Proxy”) reflecting your holdings in our capital stock along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on June 13, 2025. You will receive confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to Computershare as follows:

By email:	Forward the email from your broker granting you a Legal Proxy, or attach an image of your Legal Proxy, to legalproxy@computershare.com.

By mail:	Computershare Trust Company, N.A.
Xometry Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

How do I ask a question at the Annual Meeting?

Only stockholders of record as of the Record Date may submit questions or comments that may be addressed during the Annual Meeting. If you would like to submit a question, you may do so by going to https://meetnow.global/MXFLU2G and entering the control number included on your Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials, as applicable. If your shares are held by a broker, use the control number provided by your broker found on your notice or voting instruction form.

In accordance with the rules of conduct, we ask that you limit your questions to questions that are relevant to the Annual Meeting or our business and that such questions are respectful of your fellow stockholders and meeting participants. Questions and answers may be grouped by topic, and substantially similar questions may be grouped and answered once. In addition, questions may be ruled out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the stockholder’s own personal, political or business interests.

Will a list of record stockholders as of the record date be available?

A list of stockholders entitled to vote at the meeting will be available for examination during normal business hours by any stockholder for any purpose germane to the meeting for the ten days ending the day prior to the meeting at our offices. Please email legal@xometry.com to arrange for an in-person examination. The stockholder list will also be available electronically during the meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote online during the Annual Meeting. On the Record Date, there were 49,200,830 shares of Class A common stock and 1,475,311 shares of Class B common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with Computershare, then you are a stockholder of record. As a stockholder of record, you may vote online during the meeting by going to https://meetnow.global/MXFLU2G and entering the control number included on your Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials, as applicable. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Similar Organization

If, on the Record Date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice of Internet Availability should be forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you must follow the instructions provided by your brokerage firm, bank or other similar organization for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the internet, including by providing you with a control number via email or on your notice or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the Proxy Materials) or over the internet as instructed by your broker, bank or other stockholder of record. If you did not receive a control number via email or on your notice or voting instruction form and you wish to vote prior to or at the virtual Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain a valid legal proxy. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain a valid legal proxy either online or by mail, and we recommend you contact your broker, bank or other stockholder of record to do so. You may not vote your shares online during the meeting unless you request and obtain a valid proxy from your broker or other agent, as required.

What am I voting on?

There are three matters scheduled for a vote:

•
Proposal 1: Election of the Board of Directors’ nominee for Class I director, Randolph Altschuler, to hold office until our Annual Meeting of Stockholders in 2028;
•
Proposal 2: Advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules;
•
Proposal 3: Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the proxies will vote as recommended by the Board or, if no recommendation is given, will vote on those matters in accordance with their best judgment.

How do I vote?

For Proposal 1, you may either vote “For” the nominee to the Board or you may “Withhold” your vote for the nominee to the Board. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and your shares are registered directly in your name, you may vote (i) online during the Annual Meeting or (ii) in advance of the Annual Meeting by proxy through the Internet, by telephone or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online even if you have already voted by proxy.

•
Online during the Annual Meeting. You will be able to attend the Annual Meeting online and vote during the meeting by visiting https://meetnow.global/MXFLU2G and entering the control number included on your Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials, as applicable. The meeting site will open one hour before the start of the Annual Meeting
•
By Internet in advance of the Annual Meeting. Go to www.envisionreports.com/XMTR to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card.

•
By Telephone in advance of the Annual Meeting. Call 1-800-652-VOTE (8683) toll-free from the U.S., U.S. territories and Canada, and follow the instructions on the Notice of Internet Availability. You will be asked to provide your control number from the Notice of Internet Availability.
•
By Proxy Card in advance of the Annual Meeting. Complete, sign and mail the proxy card that may be delivered and return it promptly in the envelope provided. Proxy cards submitted by mail must be received by 5:00 p.m., Eastern Time, on June 17, 2025 in order to be voted at the Annual Meeting.

Internet and telephone voting facilities for stockholders of record will be available for 24 hours a day and will close when our polls close during the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares of common stock are held in street name (i.e., held for your account by a broker, bank or other nominee), you should have received a notice containing voting instructions from that organization rather than from us. You should follow the instructions in the notice to ensure your vote is counted. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the internet, including by providing you with a control number via email or on notice or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the Proxy Materials) or over the internet as instructed by your broker, bank or other stockholder of record. If you did not receive a control number via email or on your notice or voting instruction form, and you wish to vote prior to or at the virtual Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain your control number. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain their control number either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.

Internet voting during the Annual Meeting and/or Internet proxy voting in advance of the Annual Meeting allows you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your vote instructions. Please be aware that you must bear any costs associated with your Internet access.

How many votes do I have?

Each holder of shares of our Class A common stock will have one vote per share of Class A common stock held as of the Record Date, and each holder of shares of our Class B common stock will have twenty votes per share of Class B common stock held as of the Record Date. The holders of the shares of our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited.

What are the Board’s recommendations on how to vote my shares?

The Board recommends a vote:

•
Proposal 1: FOR the election of the Board’s nominee for Class I director named in this proxy statement;
•
Proposal 2: FOR the approval of the advisory vote on the compensation of our named executive officers;
•
Proposal 3: FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2025.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or online during the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the election of the nominee for director named in this proxy statement, “FOR” the advisory approval of the compensation of our named executive officers, and “FOR” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using such proxyholder’s best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether, pursuant to stock exchange rules, the particular proposal is deemed to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation, and certain corporate governance proposals, even if management-supported. In this regard, Proposals 1 and 2 are considered to be “non-routine” under applicable rules, meaning your broker or nominee may not vote your shares on Proposals 1 or 2 without your instructions. Such an event would result in a “broker non-vote” and these shares will not be counted as having been voted for such proposals. However, Proposal 3 is considered to be a “routine” matter, meaning that if you do not return voting instructions to your broker or nominee by its deadline, your broker or nominee may vote your shares in its discretion on Proposal 3.

If you are a beneficial owner of shares held in street name, to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other nominee.

What does it mean if I receive more than one Notice of Internet Availability?

If you receive more than one Notice of Internet Availability, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each notice to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. If you are the stockholder of record for your shares, you may revoke your proxy at any time before the final vote at the Annual Meeting in one of the following ways:

•
by submitting another properly completed proxy with a later date;
•
by transmitting a subsequent vote over the Internet or by telephone prior to the start of the Annual Meeting;
•
by sending a timely written notice to our Secretary in writing at Xometry, Inc., 6116 Executive Boulevard, Suite 800, North Bethesda, Maryland 20852 received by the close of business on the business day one week preceding the date of the Annual Meeting that you are revoking your proxy; or
•
by attending the Annual Meeting via the live webcast and voting your shares online by clicking on the “Cast Your Vote” link in the meeting center at https://meetnow.global/MXFLU2G. Simply attending the Annual Meeting via the live webcast will not, by itself, revoke your proxy.

Your last vote, whether prior to or at the Annual Meeting, is the vote that we will count.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Similar Organization

If your shares are held in street name, you must contact your broker or nominee for instructions as to how to change your vote. Your personal attendance at the Annual Meeting does not revoke your proxy. Your last vote, whether prior to or at the Annual Meeting, is the vote that we will count.

How is a quorum reached?

A quorum of stockholders is necessary to hold a valid meeting. The presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the voting power of the outstanding shares entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business. The inspector(s) of election appointed for the Annual Meeting will determine whether or not a quorum is present.

In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairperson of the meeting or by vote of the holders of a majority of the voting power of the shares represented thereat and entitled to vote thereon, but no other business shall be transacted at such meeting.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count: (1) with respect to Proposal 1, votes “FOR,” “WITHHOLD” and broker non-votes, (2) with respect to Proposal 2, votes “FOR,” “AGAINST,” abstentions and broker non-votes, and (3) with respect to Proposal 3, votes “FOR,” “AGAINST” and abstentions. Abstentions will not be counted towards the vote total and have no effect on Proposals 2 and 3. Broker non-votes have no effect and will not be counted towards the vote total for Proposals 1 and 2.

What are “broker non-votes”?

As discussed above, broker non-votes occur when your broker submits a proxy for the meeting with respect to “routine” matters but does not vote on “non-routine” matters because you did not provide voting instructions on those matters. Proposals 1 and 2 are considered to be “non-routine,” and we therefore expect broker non-votes to exist only in connection with these proposals.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What vote is required to approve each item and how are votes counted?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes:

Proposal	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non- Votes
1. Election of Director	The nominee receiving the most “FOR” votes will be elected.	Not applicable	No effect
2 Advisory Vote to Approve Compensation of Our Named Executive Officers

This proposal, commonly referred to as the “say-on-pay” vote, must receive “FOR” votes from the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on such matter.

		No effect	No effect
3.Ratification of the Selection of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm

This proposal must receive “FOR” votes from the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on such matter.

		No effect	Not applicable

How can I find out the results of the voting at the Annual Meeting?

We will announce preliminary voting results at our Annual Meeting. We will publish final voting results in a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available at that time, we will disclose the preliminary results in the Current Report on Form 8-K and, within four business days after the final voting results are known to us, file an amended Current Report on Form 8-K to disclose the final voting results.

Who pays the cost for soliciting proxies?

We will pay the entire cost of soliciting proxies. In addition to these Proxy Materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

When are stockholder proposals due for the 2026 Annual Meeting of Stockholders?

If you wish to submit proposals for inclusion in our proxy statement for the 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”), we must receive them on or before December 30, 2025. Nothing in this paragraph shall require us to include in our proxy statement or proxy card for the 2026 Annual Meeting any stockholder proposal that does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must also comply with the additional requirements of Rule 14a-19(b) of the Exchange Act.

If you wish to nominate a director or submit a proposal for presentation at the 2026 Annual Meeting, without including such proposal in next year’s proxy statement, you must be a stockholder of record and provide timely notice in writing to our Secretary at Xometry, Inc., 6116 Executive Boulevard, Suite 800, North Bethesda, Maryland 20852. To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the first anniversary of the Annual Meeting, that is, between February 18, 2026 and March 20, 2026; provided, however, that in the event that the date of the 2026 Annual Meeting is more than 30 days before or more than 30 days after such anniversary date, we must receive your notice (a) no earlier than the close of business on the 120th day prior to the 2026 Annual Meeting and (b) no later than the close of business on the later of the 90th day prior to the 2026 Annual Meeting or the close of business on the 10th day following the day on which we first make a public announcement of the date of the 2026 Annual Meeting. Your written notice must contain specific information required in Section 5 of our amended and restated bylaws (the “Bylaws”). For additional information about our director nomination requirements, please see our Bylaws.

Who should I call if I have any additional questions?

If you are the stockholder of record for your shares, please call Shawn Milne, our Vice President of Investor Relations, at 240.335.8132 or email shawn.milne@xometry.com. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

PROPOSAL 1: ELECTION OF DIRECTORS

General

Our Board is currently composed of seven directors and is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors and has a three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following the election.

Our directors are divided into three classes as follows:

•
Class I directors: Randolph Altschuler and Deborah Bial, whose terms will expire at the upcoming Annual Meeting;
•
Class II directors: Roy Azevedo, Fabio Rosati and Katharine Weymouth, whose terms will expire at the Annual Meeting of Stockholders to be held in 2026; and
•
Class III directors: Ranjana Clark and Emily Rollins, whose terms will expire at the Annual Meeting of Stockholders to be held in 2027.

Mr. Altschuler is currently a member of our Board and is the Company's Chief Executive Officer and co-founder. Mr. Altschuler was previously elected to the Board by the stockholders in May 2013 as part of the establishment of the Company. Mr. Altschuler has been nominated for reelection to serve as a Class I director, based in part on the recommendation of the Nominating and Corporate Governance Committee, and had agreed to be named in this proxy statement and stand for reelection at the Annual Meeting. Our management has no reason to believe that Mr. Altschuler will be unable to serve. If elected at the Annual Meeting, Mr. Altschuler would serve until the Annual Meeting of Stockholders to be held in 2028 and until his successor has been duly elected, or if sooner, until his death, resignation or removal.

On March 11, 2025, Ms. Bial notified the Board that she will not stand for reelection as a director of Xometry upon expiration of her current term at the Annual Meeting. Effective upon the expiration of Ms. Bial’s term at the Annual Meeting, the Board has reduced the size of the Board from seven to six directors.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our company.

Vote Required

Directors are elected by a plurality of the votes of the holders of shares present or represented by proxy and entitled to vote on the election of directors. Accordingly, the nominee receiving the highest number of “FOR” votes will be elected. You may not vote your shares cumulatively for the election of directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named above. If the nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board. The Board has no reason to believe that the nominee would prove unable to serve if elected. There are no arrangements or understandings between us and any nominee for directorship, pursuant to which such person was selected as a nominee.

The biographies below under “Information Regarding Director Nominees and Current Directors” include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director nominee that led the Nominating and Corporate Governance Committee to believe that the nominee should continue to serve on the Board. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE CLASS I DIRECTOR

NOMINEE NAMED ABOVE.

INFORMATION ABOUT OUR DIRECTOR NOMINEE AND CONTINUING DIRECTORS

The following table sets forth, for the Class I nominee and our other directors who will continue in office after the Annual Meeting, their ages and position or office held with us as of the date of this proxy statement.

Name	Age	Position	Director Since
Class I director nominee for election at the 2025 Annual Meeting of Stockholders
Randolph Altschuler	54	Co-Founder, Chief Executive Officer and Director	2013
Class II directors continuing in office until the 2026 Annual Meeting of Stockholders
Roy Azevedo	64	Director	2024
Fabio Rosati	60	Director and Chair of the Board	2017
Katharine Weymouth	58	Director	2020
Class III directors continuing in office until the 2027 Annual Meeting of Stockholders
Ranjana Clark	64	Director	2021
Emily Rollins	55	Director	2021

Set forth below is biographical information for the director nominee and each person whose term of office as a director will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes or skills that led the Board to recommend them for board service.

Nominee for Election at the 2025 Annual Meeting of Stockholders

Randolph Altschuler is our co-founder and has served as our Chief Executive Officer and as a member of our Board since May 2013. Prior to co-founding Xometry, Mr. Altschuler served as the co-founder and Executive Chairman of CloudBlue Technologies, Inc., a provider of recycling services for electronic equipment, from January 2008 to September 2013. Prior to CloudBlue, Mr. Altschuler was the co-founder and Co-Chief Executive Officer of OfficeTiger, Inc., a global business process outsourcing company, from 2000 to 2007. Mr. Altschuler received a B.A. from Princeton University and an M.B.A. from Harvard Business School. Mr. Altschuler was awarded a Fulbright Scholarship and studied at the University of Vienna in Austria. We believe that Mr. Altschuler is qualified to serve on the Board because of his experience building and leading our business since inception.

Directors Continuing in Office until the 2026 Annual Meeting of Stockholders

Roy Azevedo has served as a member of our Board since October 2024. Over 34 years, Mr. Azevedo served in various positions of increasing responsibility with Raytheon Technologies, including as the president of Raytheon Technologies’ Space and Airborne Systems and the Intelligence and Space business units. Mr. Azevedo received a B.S. in Electrical Engineering from Northeastern University. We believe that Mr. Azevedo is qualified to serve on the Board because of his extensive industry and executive experience.

Fabio Rosati has served as a member of our Board since December 2017 and as chair of our Board since December 2023. Mr. Rosati served on the board of directors from 2017 through November 2023 at Snagajob, a marketplace platform for connecting businesses with hourly workers. At Snagajob Mr. Rosati was Chair of the Board from November 2022 through November 2023, Executive Chairman from June 2019 through October 2022, and Chairman and acting CEO from July 2018 to May 2019. From May 2015 to July 2017 he served on the board of directors of Upwork, a position he held after serving as CEO from January 2014 to April 2015. Mr. Rosati is a board member of Smith.ai. Mr. Rosati received a B.S. in Finance and Accounting from Georgetown University. We believe that Mr. Rosati is qualified to serve on the Board because of his experience in the technology space.

Katharine Weymouth has served as a member of our Board since October 2020. From September 2021 until January 2025, Ms. Weymouth served as the Chief Operating Officer at FamilyCare, a start-up in the mental health space, and thereafter she has served as a senior advisor. Ms. Weymouth previously served as a senior advisor to ChefMarket (formerly DineXpert), a platform helping independent restaurants and food businesses source high quality products, and previously served as its Chief Operating Officer and President from June 2017 until May 2021. Ms. Weymouth was the Publisher and Chief Executive Officer of the Washington Post from February 2008 to September 2014. Since December 2024, Ms. Weymouth has served as a partner at Blu Venture Investors, a venture fund focused on early stage companies in the cyber security, health tech and B2B SaaS spaces. Since January 2015, Ms. Weymouth has served as a Trustee of the Philip L Graham Fund. Ms. Weymouth is a board member of Republic Services, Inc, Cable One, Inc., Sequoia Mutual Fund, Inc., and The Graham Holdings Company. Additionally, Ms. Weymouth serves on the board of Meadow Reproductive Health and the DC Volunteer Lawyer Project. Ms. Weymouth received a B.A. in English Literature from Harvard University and a J.D. from Stanford Law School. We believe that Ms. Weymouth is qualified to serve on the Board because of her extensive executive and public company board experience.

Directors Continuing in Office until the 2027 Annual Meeting of Stockholders

Ranjana Clark has served as a member of our Board since July 2021. From July 2013 to March 2023, Ms. Clark held a number of positions with Mitsubishi UFJ Financial Group (“MUFG”), most recently as its Head of Global Transaction Banking, Head of

Transaction Banking Americas and Bay Area President. Prior to joining MUFG, Ms. Clark was the Chief Customer and Marketing Officer at PayPal from May 2011 to June 2013. Prior to that, Ms. Clark spent over 25 years in the financial services industry in roles spanning payments, marketing, strategy and business leadership. Ms. Clark currently serves on the board of directors of StanCorp Financial Group, Inc. and InvestCloud, Inc., positions she has held since July 2014 and May 2022, respectively. Ms. Clark is also a member of the President’s Leadership Council, Asia Foundation and a fellow at Stanford University’s Distinguished Careers Institute. Ms. Clark received a B.A. from the University of Delhi, an M.B.A. with an emphasis in Marketing from the Indian Institute of Management, Ahmedabad and an M.B.A with an emphasis in Finance from Duke University’s Fuqua School of Business. We believe Ms. Clark is qualified to serve on our Board due to her extensive executive experience and deep knowledge of the financial services industry.

Emily Rollins has served as a member of our Board since March 2021. From September 1992 to September 2020, Ms. Rollins served in various positions at Deloitte & Touche LLP including most recently as an Audit & Assurance Partner. She currently serves on the board of directors and as chair of the audit committee of Dolby Laboratories, Inc., a position she has held since February 2021. Ms. Rollins also currently serves on the boards of directors of several private companies, as well as the Greater Austin Black Chamber of Commerce and the Austin Healthcare Council. Ms. Rollins previously served on the board of directors of McAfee Corp. from October 2021 until its acquisition in March 2022 and Science 37 Holdings, Inc. from October 2021 until its acquisition in March 2024. Ms. Rollins is a managing member of 3E & J LLC dba Town Square NW Austin, Texas. Ms. Rollins holds a B.A. degree in Accounting and International Relations from Claremont McKenna College. We believe that Ms. Rollins is qualified to serve on our Board due to her board and management experience with complex audit and reporting processes for technology and media companies.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Board Independence

As required under The Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board must qualify as “independent,” as affirmatively determined by the Board. The Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Based on information provided by each director concerning such director’s background, employment, affiliations, all relevant identified transactions or relationships between each director or any of such director’s family members, and Xometry, our senior management and our independent auditors, the Board has affirmatively determined that Mses. Bial, Clark, Rollins and Weymouth and Messrs. Azevedo and Rosati are “independent” in accordance with the Nasdaq listing standards applicable to boards of directors in general. The Board also determined that each member of our Audit, Compensation and Nominating and Corporate Governance Committees satisfies the independence standards for such committees established by the SEC and the Nasdaq listing standards, as applicable.

In making this determination, the Board found that none of these current or former directors has or had any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, taking into account the current and prior relationships that each non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our shares by each non-employee director and the transactions described in the section titled “Transactions with Related Persons.” Mr. Altschuler, by virtue of his position as Chief Executive Officer and status as our co-founder, is not “independent” under the Nasdaq listing standards. Mr. Zuriff, who left our board in June 2024, by virtue of his position as Managing Director of our Donor Advised Fund and status as our co-founder, was not “independent” under the Nasdaq listing standards during the portion of 2024 for which he served on the Board.

Board Leadership Structure

The Board has an independent chair, Mr. Rosati, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board chair has substantial ability to shape the work of the Board. We believe that separation of the positions of Board chair and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs. In addition, we believe that having an independent Board chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of Xometry and our stockholders. As a result, we believe that having an independent Board chair can enhance the effectiveness of the Board as a whole.

Our Corporate Governance Guidelines specify that the Board will select our Chief Executive Officer and chairperson of the Board in the manner that it determines to be in the best interests of our stockholders and in accordance with any stockholder agreements. The Board does not believe there should be a fixed rule regarding the positions of Chief Executive Officer and chairperson being held by different individuals, or whether the chairperson should be a Xometry employee or should be elected from among the non-employee directors. The needs of Xometry and the individuals available to assume these roles may require different outcomes at different times, and the Board believes that retaining flexibility in these decisions is in the best interests of Xometry.

Role of the Board in Risk Oversight

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for our company.

Our Audit Committee has the responsibility to consider and discuss with management and the auditors, as appropriate, our guidelines and policies with respect to financial risk management and financial risk assessment, including our major financial risk exposures and the steps taken by management to monitor and control these exposures. In addition, the Audit Committee considers management risks relating to data privacy, technology and information security, including cyber security, and back-up of information systems and the steps we have taken to monitor and control such exposures as well as overseeing the performance of our internal audit function, as applicable. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking, including risks related to executive compensation and overall compensation and benefit strategies, plans, arrangements, practices and policies. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Nominating and Corporate Governance Committee also oversees and reviews with management our major legal compliance risk exposures and the steps management has taken to monitor or mitigate such exposures, including our procedures and any related policies with respect to risk assessment and risk management.

It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. In connection with its reviews of our operations and corporate functions, our Board addresses the primary risks associated with those operations and corporate functions. In addition, our Board reviews the risks associated with our business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. While the Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees on such matters.

Board Meetings and Attendance

The Board oversees our business and monitors the performance of our management. Our executive officers and management oversee our day-to-day operations. Our Board held nine meetings during 2024. Each director attended at least 75% of the total of the meetings of the Board and committees of the Board on which such director served during 2024 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee). It is our policy to encourage our directors to attend the Annual Meeting. All members of the Board attended the 2024 Annual Meeting of Stockholders, and we anticipate that all members of the Board will attend the upcoming Annual Meeting.

The independent directors of the Board meet quarterly in executive sessions without management or any non-independent directors. The purpose of these executive sessions is to promote open and candid discussion among the non-employee directors. In 2024, our independent directors met four times in regularly scheduled executive sessions at which only independent directors were present.

Board Committees

Our Board has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The following table provides committee membership as of the date of this proxy statement for each of the standing committees of the Board:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Roy Azevedo	X
Deborah Bial		X	X
Ranjana Clark		X*	X
Emily Rollins	X†*
Fabio Rosati		X	X
Katharine Weymouth	X		X*
Total meetings in 2024	5	6	3

† Financial Expert

* Committee Chair

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. Each of the committees operates pursuant to a written charter and each committee reviews and assesses the adequacy of its charter and submits its charter to the Board for approval. The charters are all available in the “Investors– Corporate Governance” section of our website, www.xometry.com. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Audit Committee

Our Audit Committee consists of Roy Azevedo, Emily Rollins and Katharine Weymouth, with Ms. Rollins serving as Chair of the committee. In addition, Ranjana Clark served as a member of the Audit Committee until March 2025. The Board has determined that Ms. Rollins is an “audit committee financial expert” within the meaning of the SEC regulations and applicable listing standards of Nasdaq. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our Board has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector.

The primary purpose of the Audit Committee is to discharge the responsibilities of our Board with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of our Audit Committee include:

•
overseeing the integrity of our financial statements and our accounting and financial reporting processes and financial statement audits;
•
overseeing the registered public accounting firm’s (independent auditor’s) qualifications and independence;
•
overseeing the performance of our independent auditor and internal audit function;
•
overseeing our systems of disclosure controls and procedures;
•
overseeing our internal controls over financial reporting;
•
overseeing our compliance with ethical standards adopted by us; and
•
overseeing our risk management, risk assessment and major risk exposures with respect to financial, accounting, operational, and cybersecurity and information technology risks.

Report of the Audit Committee

The primary purpose of the Audit Committee is to oversee Xometry’s financial reporting processes on behalf of the Board. The Audit Committee’s functions are more fully described in its charter, which is available in the Corporate Governance section of Xometry’s website. Management has the primary responsibility for Xometry’s financial statements and reporting processes, including Xometry’s systems of internal controls.

The Audit Committee has reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2024 with management of Xometry. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in Xometry’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Xometry, Inc.

Audit Committee

Emily Rollins (chair)

Roy Azevedo

Ranjana Clark

Katharine Weymouth

The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of Xometry under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

Our Compensation Committee consists of Deborah Bial, Ranjana Clark and Fabio Rosati, with Ms. Clark serving as Chair of the committee. In addition, Mr. Rosati served as chair of the Compensation Committee until November 2024. Our Board has determined that each member of the Compensation Committee is independent under the Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:

•
helping the Board oversee our compensation policies, plans and programs with a goal to attract, incentivize, retain and reward top quality executive management and employees;
•
reviewing and determining the compensation to be paid to our executive officers and directors;
•
reviewing and discussing with management our compensation disclosures in the “Compensation Discussion and Analysis” section of our annual reports, registration statements, proxy statements or information statements filed with the SEC; and

•
preparing and reviewing the Compensation Committee’s report on executive compensation included in our annual proxy statement.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with our Chief Executive Officer and our Chief People Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisers or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of Xometry. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisers and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after assessing the independence of such person in accordance with SEC and Nasdaq requirements that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is currently one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Report of the Compensation Committee of the Board of Directors

The Compensation Committee has reviewed and discussed the section of this proxy statement titled “Compensation Discussion and Analysis” with management. Based on such review and discussion, the Compensation Committee has recommended to the board of directors that the section titled “Compensation Discussion and Analysis” be included in this proxy statement and incorporated into Xometry’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Xometry, Inc.

Compensation Committee

Ranjana Clark (chair)

Deborah Bial

Fabio Rosati

The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of Xometry under the Securities Act or the Exchange Act, other than Xometry’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Deborah Bial, Ranjana Clark, Fabio Rosati and Katharine Weymouth, with Ms. Weymouth serving as Chair of the committee.

The primary purpose of the Nominating and Corporate Governance Committee is to discharge the responsibilities of our board of directors with respect to our corporate governance functions and to identify, communicate with, evaluate and recommend candidates for our Board. Specific responsibilities of our Nominating and Corporate Governance Committee include:

•
helping the Board oversee our corporate governance functions and develop, update as necessary and recommend to the Board the governance principles applicable to Xometry;
•
identifying, evaluating and recommending and communicating with candidates qualified to become Board members or nominees for directors of the Board consistent with criteria approved by the Board; and
•
making other recommendations to the Board relating to the directors.

Director Nomination Process

Our Board determines the appropriate characteristics, skills and experience for the Board as a whole and for its individual members. The Board considers recommendations for nominees from the Nominating and Corporate Governance Committee. The Board, and in turn the Nominating and Corporate Governance Committee, consider the minimum general criteria below, and may add any specific additional criteria with respect to specific searches, in selecting candidates and existing directors for serving on the Board. An acceptable candidate may not fully satisfy all of the criteria but is expected to satisfy nearly all of them. The Board believes that candidates for director should have certain minimum qualifications, including the highest personal integrity and ethics, the ability to read and understand basic financial statements, an understanding of our industry and being older than 21.

In considering candidates recommended by the Nominating and Corporate Governance Committee, the Board intends to consider other factors, such as: (i) possessing relevant expertise upon which to be able to offer advice and guidance to management; (ii) having sufficient time to devote to our affairs; (iii) demonstrating excellence in the candidate’s field; (iv) having the ability to exercise sound business judgment; (v) experience as a board member or executive officer of another publicly held company; (vi) having a diverse personal background, perspective and experience and (vii) having the commitment to rigorously represent the long-term interests of our stockholders.

The Board and the Nominating and Corporate Governance Committee review candidates for director nomination in the context of the current composition of the Board, our operating requirements and the long-term interests of Xometry’s stakeholders. In conducting this assessment, the Board and the Nominating and Corporate Governance Committee consider diversity of background, age, skills and other factors that it deems appropriate to maintain a balance of knowledge, experience and capability on the Board. Four of our seven directors are women and two of our seven directors identify as being racially or ethnically diverse. For incumbent directors, the Board reviews those directors’ overall service to Xometry during their respective terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Board also determines whether the nominee is independent for Nasdaq purposes.

Generally, our Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, using search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, questionnaires, background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. We have no formal policy regarding board diversity. Our Nominating and Corporate Governance Committee’s priority in selecting board members is identification of persons who will further the interests of Xometry through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, professional and personal experiences and expertise relevant to our growth strategy.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by providing notice in writing to our Secretary at Xometry, Inc., 6116 Executive Boulevard, Suite 800, North Bethesda, Maryland 20852, Attention: Secretary, subject to the notice requirements set forth above under “Questions and Answers about These Proxy Materials and Voting—When are stockholder proposals due for the 2026 Annual Meeting of Stockholders?”. Submissions must include the specific information required in Section 5 of our Bylaws. For additional information about our director nomination requirements, please see our Bylaws.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all our employees, officers and directors. This includes our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The full text of our Code of Business Conduct and Ethics is posted on the “Investors–Corporate Governance” section of our website at www.xometry.com. We intend to disclose on our website any future amendments of our Code of Business Conduct and Ethics or waivers that exempt any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions or our directors from provisions in the Code of Business Conduct and Ethics. Information contained on, or that can be accessed through, our website is not incorporated by reference into this proxy statement, and you should not consider information on our website to be part of this proxy statement.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to, among other things, board composition and selection including diversity, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines are available in the “Investors–Corporate Governance” section of our website at www.xometry.com.

Stockholder Communications with the Board

Stockholders wishing to communicate with the Board or an individual director may send a written communication to the Board or such director c/o Xometry, Inc., 6116 Executive Boulevard, Suite 800, North Bethesda, Maryland 20852, Attn: Secretary. The Secretary will review each communication and will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Secretary shall discard the communication or inform the proper authorities, as may be appropriate.

Insider Trading Policy

Our Board has adopted an Insider Trading Policy (the “Insider Trading Policy”) governing the purchase, sale, and/or other dispositions of our securities by directors, officers and employees that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations and the Nasdaq listing standards. In addition, it is our company’s intent to comply with applicable laws and regulations relating to insider trading. A copy of the Insider Trading Policy is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Hedging Policy

The Insider Trading Policy prohibits our employees, directors, other applicable members of management and designated consultants from engaging in “hedging” or other monetization transactions with respect to our common stock, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. In addition, the Insider Trading Policy prohibits trading in derivative securities related to our common stock, which include publicly traded call and put options, engaging in short selling of our common stock, purchasing our common stock on margin or holding it in a margin account and pledging our common stock as collateral for a loan.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement under “Executive Compensation—Compensation Discussion and Analysis,” the tables included under the heading “Executive Compensation” and the accompanying narrative discussion.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of our named executive officers subject to the vote is disclosed in the compensation tables and the related narrative disclosures that accompany the compensation tables contained in the “Executive Compensation” section in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are strongly aligned with our stockholders’ interests and consistent with current market practices. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the named executive officers of Xometry, Inc., as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board or the Compensation Committee. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Vote Required

Advisory approval of this proposal requires the vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on such matter at the Annual Meeting.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE NON-BINDING RESOLUTION ON NAMED EXECUTIVE OFFICER COMPENSATION.

EXECUTIVE OFFICERS

The following table sets forth, for our executive officers, their ages and positions held with us as of the date of this proxy statement:

Name	Age	Position(s)
Randolph Altschuler	54	Chief Executive Officer, Co-Founder and Director
James Miln	51	Chief Financial Officer
Subir Dutt	61	Chief Sales Officer
Peter Goguen	61	Chief Operating Officer
Vaidyanathan Raghavan	43	Chief Technology Officer
Sanjeev Singh Sahni	49	President

Biographical information for Mr. Altschuler is included above with the director biographies under the caption “Information about Our Director Nominee and Current Directors.”

James Miln has served as our Chief Financial Officer since March 2024. Prior to joining Xometry, Mr. Miln served in various roles at Yelp Inc. (“Yelp”) from February 2019 to February 2024, including most recently as its Senior Vice President, Finance and Investor Relations from January 2021 to February 2024. Mr. Miln also served as Yelp’s Vice President, Financial Planning and Analysis, from February 2019 to January 2021, and as Yelp’s Interim Chief Financial Officer from September 2019 to February 2020. Prior to joining Yelp, Mr. Miln served as Senior Director, Investor Relations at eBay Inc. from August 2017 to January 2019. From May 2011 to July 2017, Mr. Miln held various positions at Yahoo Inc., including Senior Finance Director, Global Product Group (May 2011 to May 2012); Senior Finance Director, Global Revenue Planning, Reporting & Analysis (June 2012 to June 2014); and Senior Director, Investor Relations (July 2014 to July 2017, serving as department head from October 2016 to July 2017). Mr. Miln also served in various roles in Yahoo Inc.’s European business from 2007 until April 2011. Mr. Miln is a Chartered Management Accountant (ACMA, CGMA), holds the Investor Relations Charter and earned a B.A. in Classics from Cambridge University, England.

Subir Dutt has served as our Chief Sales Officer since May 2024. Prior to joining Xometry, Mr. Dutt served as Head of Sales, Mid-Atlantic Enterprise at Google Cloud from June 2018 to January 2024. Prior to joining Google, Mr. Dutt served as Vice President of Kinetica from May 2017 to January 2018. Mr. Dutt also previously served in various positions at Oracle from January 1997 to July 2013, including several vice president roles within the sales organization. Mr. Dutt received a B.S. in Mechanical Engineering from India’s Punjab Engineering College and a M.S. in Industrial Engineering and Operations Research from Virginia Polytechnic Institute and State University.

Peter Goguen has served as our Chief Operating Officer since March 2018. Prior to joining Xometry, Mr. Goguen served as the Executive Director of New Business Development and Launch for Detroit Manufacturing Systems LLC, a provider of high-quality vehicle interior components, from April 2015 to October 2018. Prior to that position, Mr. Goguen spent 28 years at Magna International, a Canadian mobility technology company, including most recently as Vice President of Operation from October 2010 to January 2014. Mr. Goguen received a B.S. in Mechanical Engineering from Queen’s University in Canada.

Vaidyanathan Raghavan has served as our Chief Technology Officer since February 2025. Prior to Xometry, Mr. Raghavan served as General Manager of Technology at Wayfair from January 2022 to January 2025, and Director of Product from August 2019 to December 2021. Prior to joining Wayfair, Mr. Raghavan held roles in product and product management at Groupon and Microsoft. Mr. Raghavan received a Bachelor of Engineering in Electronics and Telecommunications from Savitribai Phule Pune University in India and a M.S. in Electrical Engineering from the University of Minnesota.

Sanjeev Singh Sahni has served as our President since January 2025. Prior to joining Xometry, Mr. Sahni served in various roles at Wayfair from September 2017 to January 2025, including most recently as its President B2B Business Unit and Chief Sales Officer. Prior to joining Wayfair, Mr. Sahni served for nine years as an Associate Partner at McKinsey & Company. Mr. Sahni received a B.S. degree from the Indian Institute of Technology (Banaras Hindu University) and a M.B.A. in Marketing from the Indian Institute of Management.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis section discusses our executive compensation policies and how and why the Compensation Committee arrived at specific compensation decisions for the year ended December 31, 2024 for the individuals who served as our principal executive officer and principal financial officer and our three other most highly-compensated executive officers as of December 31, 2024, collectively referred to as our “named executive officers”:

•
Randolph Altschuler, our Chief Executive Officer, Co-Founder and Director;
•
James Miln, our Chief Financial Officer;
•
James Rallo, our former Chief Financial Officer;
•
Subir Dutt, our Chief Sales Officer;
•
Peter Goguen, our Chief Operating Officer; and
•
Matthew Leibel, our former Chief Technology Officer.

Executive Transitions

Effective as of March 1, 2024, Mr. Miln succeeded Mr. Rallo as our Chief Financial Officer upon Mr. Rallo’s retirement. All 2024 compensation decisions for Mr. Rallo are described below under “—Elements of Our Fiscal Year 2024 Executive Compensation Program—Retirement of James Rallo as Chief Financial Officer.”

Effective as of May 15, 2024, Mr. Dutt succeeded Kathy Mayerhofer as our Chief Sales Officer.

Effective as of February 5, 2025, Mr. Leibel separated from his role as our Chief Technology Officer. To assist in the transition of his successor, Vaidyanathan Raghavan, Mr. Leibel continued serving as an employee of the Company until February 28, 2025. Please see “—Elements of Our Fiscal Year 2024 Executive Compensation Program—Separation of Matthew Leibel as Chief Technology Officer” for information regarding Mr. Leibel’s separation benefits, as provided to him pursuant to the terms of his employment agreement with the Company.

Business Highlights

Our Business

We operate a global artificial intelligence (“AI”) powered online manufacturing marketplace and a suite of cloud-based services including Workcenter and Teamspace that are rapidly digitizing the manufacturing industry. We also operate Thomasnet®, a leading North American industrial sourcing platform. Together, these platforms provide manufacturers the critical resources they need to grow their business and makes it easy for buyers to create locally resilient supply chains. Our marketplace uses proprietary AI to assist buyers to efficiently source custom-manufactured parts and assemblies and attain instant pricing and lead times. The AI helps our rapidly growing network of manufacturers by selecting optimal jobs to fill their capacity. Our Thomasnet industrial sourcing platform enables buyers to connect with over 500,000 North American manufacturers and industrial service providers. Our suite of cloud-based services empowers manufacturers and industrial services providers grow their businesses using our advertising, marketing and financial services.

Our AI-enabled marketplace, which is available in 18 local languages, is powered by proprietary machine learning algorithms and datasets. Our two-sided marketplace is rapidly digitizing the manufacturing industry, helping customers strengthen their supply chains. Buyers can procure the products they want on demand, and suppliers can reach new customers throughout the world. Our rapidly growing active supplier base enables companies to accelerate their product development and go-to-market strategies. Each interaction on our marketplace provides rich data insights that allow us to continuously improve our AI models and create new products and services, fueling powerful network effects as we scale.

2024 Financial Highlights

•
Total revenue was $545.5 million, an increase of 18% year-over-year.
•
Marketplace revenue was $485.9 million, an increase of 23% year-over-year.
•
Supplier services revenue was $59.6 million.
•
Total gross profit was $215.6 million, an increase of 21% year-over-year.

•
Marketplace gross profit margin improved to 33.5% for the year ended December 31, 2024 from 30.8% for the year ended December 31, 2023.
•
Net loss attributable to common stockholders was $(50.4) million, a decrease of $17.1 million year-over-year, and Adjusted EBITDA loss was $(9.7) million, reflecting an improvement of $17.8 million year-over-year.

To supplement our consolidated financial statements, which are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), we provide investors with certain non-GAAP financial measures, including Adjusted EBITDA. For a full reconciliation of Adjusted EBITDA to net loss, the most directly comparable financial measure stated in accordance with GAAP, please see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Operational and Business Metrics” in our Annual Report on Form 10-K filed with the SEC on February 25, 2025.

Compensation Program Objectives, Philosophy and Elements of Compensation

The main objectives of our executive compensation program are to:

•
motivate, attract and retain highly qualified executives who are committed to our mission, performance and culture by paying them competitively;
•
create a fair, reasonable and balanced compensation program that rewards executives’ performance and contributions to our short- and long-term business results, while closely aligning the interests of the executives with those of our stockholders; and
•
emphasize pay for performance, with a program that aligns compensation with financial and operational achievements.

We believe that our executive compensation program accomplishes the following:

•
provides base salaries consistent with each executive’s responsibilities so that they are not motivated to take excessive risks to achieve a reasonable level of financial security;
•
ensures a significant portion of each executive’s compensation is tied to our future share performance, thus aligning their interests with those of our stockholders;
•
utilizes equity compensation and vesting periods for equity awards that encourage executives to remain employed and focused on sustained share price appreciation; and
•
utilizes a mix between cash and equity compensation designed to encourage strategies and actions that are in the long-term best interests of Xometry and our stockholders.

To achieve our compensation objectives, we have historically provided our executive officers, including our named executive officers, with a compensation package consisting of the following elements:

Element of Compensation	Objectives	Key Features
Base Salary (fixed compensation)	Provides financial stability and security through a fixed salary for performing job responsibilities.

The base salary of each executive, including each named executive officer, generally is determined and recommended for approval by the Board by our Compensation Committee in connection with the commencement of such person’s employment and may be adjusted from time to time thereafter as the Board determines appropriate. Base salaries generally are reviewed annually at the beginning of the fiscal year, and any increases are based on a number of factors (including the value of current equity awards; scope and complexity of role; and experience, qualifications and skills) and by reference to market data provided by Meridian Compensation Partners, LLC (“Meridian”), the Compensation Committee’s independent compensation consultant.

Annual Cash Bonus Award (variable, at-risk compensation)	Motivates and rewards employees for achieving rigorous annual corporate and individual performance goals that relate to our key business objectives.

The Compensation Committee generally provides our eligible executives, including our named executive officers, an opportunity to earn annual cash bonus awards contingent upon the attainment of certain individual and company performance targets as established by the Compensation Committee or the Board. Each executive’s bonus award payout is determined by multiplying the executive’s target bonus opportunity (expressed as a percentage of the executive’s annual base salary) by the percentage of achievement as determined by the Compensation Committee.

Target bonus opportunities are generally reviewed annually at the beginning of the fiscal year and determined based upon a review of competitive market data drawn from the peer group and broad compensation surveys.

Equity-Based Incentive Awards (at-risk compensation)

Motivates and rewards employees for long-term company performance; aligns executives’ interests with stockholder interests and changes in stockholder value. Attracts highly qualified executives and encourages their continued employment over the long-term.

Annual equity incentive opportunities generally are reviewed and determined at the beginning of each fiscal year or as appropriate during the year for new hires, promotions, or other special circumstances, such as retention. Individual grants are determined based on a number of factors, including current corporate and individual performance, outstanding equity holdings and their retention value, historical value of our stock, internal equity amongst executives and market data provided by Meridian. For 2024, the annual equity awards granted to our named executive officers were comprised 50% of restricted stock units ("RSUs") and 50% of performance-based restricted stock units ("PSUs") in lieu of stock options.

In evaluating our executive compensation policies and programs, as well as the short- and long-term value of our executive compensation plans, the Compensation Committee considers both the performance and skills of each of our executives, as well as the compensation paid to executives in similar companies with similar responsibilities. We focus on providing a competitive compensation package which provides significant short- and long-term incentives for the achievement of measurable corporate objectives. We believe that this approach provides an appropriate blend of short- and long-term incentives to maximize stockholder value.

We do not have any formal policies for allocating compensation among salary, annual performance-based cash bonus awards and equity grants, short- and long-term compensation, or among cash and non-cash compensation. Instead, the Compensation Committee uses market benchmarks as a starting point to establish a total compensation program for each executive that consists of a mix of short-term incentive and long-term incentive compensation and cash and non-cash compensation that it believes appropriate to achieve the objectives of our executive compensation program. Further, a significant portion of each executive’s total target compensation consists of performance-based bonus opportunities and long-term equity awards in order to align our executive officers’ incentives with the interests of our stockholders and the achievement of our corporate goals.

In making executive compensation decisions, the Compensation Committee generally considers each executive officer’s total target direct compensation, which consists of base salary, target bonus opportunity (which, together with base salary, we refer to as target cash compensation) and long-term equity awards (valued based on an approximation of grant date fair value).

How We Determine Executive Compensation

Role of Our Compensation Committee, Management and the Board

Our Compensation Committee is appointed by the Board to assist with the Board’s oversight responsibilities with respect to our compensation and benefit plans, policies and programs, administration of our equity plans and the Board’s responsibilities related to the compensation of our executive officers, directors and senior management, as appropriate.

The Compensation Committee is primarily responsible for establishing and reviewing our general compensation strategy. The Compensation Committee generally meets quarterly, and with greater frequency if necessary, to, among other responsibilities, manage and evaluate our executive compensation program, and generally determines, subject to final Board approval, the principal components of compensation (base salary, annual performance-based cash bonus awards and equity awards) for our executive officers on an annual basis. However, decisions may occur at other times for new hires, promotions or other special circumstances as the Compensation Committee determines appropriate. The Compensation Committee does not delegate authority to approve executive officer compensation. The Compensation Committee generally reviews and determines equity-based incentive awards annually at the beginning of the fiscal year or as appropriate during the year for new hires, promotions, or other special circumstances, such as retention. The Compensation Committee will continue to evaluate its equity grant policies as we continue to evolve and grow as a public company.

The Compensation Committee works with and receives information and analyses from our Chief Executive Officer and our human resources department, and considers such information and analyses in determining the structure and amount of compensation to be paid to our executive officers, including our named executive officers. Our Chief Executive Officer evaluates and discusses with the Compensation Committee executive officer performance assessments and management’s recommendations and proposals regarding executive officer compensation programs and decisions affecting base salaries, equity compensation and other compensation-related matters outside of the presence of any other named executive officer. Our Chief People Officer discusses with the Compensation Committee role levels and compensation benchmarking. However, the Board retains the final authority to make all compensation decisions. While our Chief Executive Officer discusses his recommendations with the Compensation Committee for executive officers other than himself, he does not participate in the deliberations concerning, or the determination of, his own compensation.

Role of Compensation Consultant

The Compensation Committee has retained Meridian as its independent compensation consultant since 2021 due to its extensive analytical and compensation expertise relating to technology companies. Meridian reports directly to the Compensation Committee and does not provide any services to our company other than data and advice related to executive and director compensation matters. The Compensation Committee has analyzed whether the work of Meridian as the compensation consultant raised any conflict of interest, after taking into consideration the six factors prescribed by the SEC and Nasdaq. Based on its analysis, the Compensation Committee determined that the work of Meridian and the individual compensation advisors have conformed to the independence factors and guidance provided by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the SEC and the Nasdaq listing standards.

In its capacity as the Compensation Committee’s independent compensation consultant, in 2024, Meridian assisted with, among other things:

•
conducting an executive market pay analysis;
•
amending the group of peer companies to use as a reference in making executive compensation decisions;
•
evaluating current executive pay practices and considering alternative compensation programs; and
•
reviewing our director compensation policies and practices.

The Compensation Committee has the sole authority to engage and terminate Meridian’s services, as well as to approve its compensation. Meridian makes recommendations to the Compensation Committee, but has no authority to make compensation decisions on behalf of the Compensation Committee or Xometry. Meridian reports to the Compensation Committee and has direct access to the chairperson and the other members of the Compensation Committee.

Use of Competitive Market Compensation Data

The Compensation Committee believes that it is important when making compensation decisions to be informed as to the current practices of comparable public companies with which we may compete for top talent. To this end, the Compensation Committee works annually with Meridian to review and amend the list of our peer group companies to be used in connection with assessing compensation practices and pay levels. The Compensation Committee believes that the peer and market data provided by Meridian, along with other factors, is an important reference point when setting compensation for our named executive officers because competition for executive management is intense in our industry and the retention of our talented leadership team is critical to our success. In 2024 the Compensation Committee generally targeted setting our executive officers’ annual base salaries, annual performance-based cash bonuses and equity compensation near the 50th percentile, but compensation relative to our peer group companies can and does vary by executive officer as a result of individual performance, tenure, scope of responsibility and other factors deemed relevant by the Compensation Committee. The Compensation Committee reviews these criteria collectively but does not assign a weight to any particular criterion when setting compensation levels. As a result, the Compensation Committee seeks to align total compensation with executive and corporate performance, such that executive compensation may exceed the median level of our peer group when our company exceeds its performance goals and demonstrates strong stockholder value over time.

2024 Peer Group

In November 2023, Meridian proposed, and the Compensation Committee approved, a group of publicly traded companies to serve as a reference point when making 2024 compensation decisions. In selecting the peer group, the following criteria were considered:

•
Sector: We generally focused on e-commerce, cloud software and additive manufacturing companies;
•
Revenue: We generally focused on companies with a revenue size within a range of approximately 0.5x to 2.5x of our revenue;
•
Market Capitalization: We generally focused on companies with market capitalization within a range of approximately 0.33x to 3x of our market capitalization, with limited exceptions for strong performers the Compensation Committee viewed as key competitors;
•
Other Considerations: We gave preference to high-growth companies with which we compete in the sale of products and services and for executive talent and investor capital.

Using the above criteria, the Compensation Committee selected the following group of companies for the purpose of informing executive pay decisions for 2024 (the “2024 Peer Group”):

• 3D Systems Corporation (DDD)	• Proto Labs, Inc. (PRLB)
• Alteryx, Inc. (AYX)	• PubMatic, Inc. (PUBM)
• Box, Inc. (BOX)	• Shutterstock, Inc. (SSTK)
• Braze, Inc. (BRZE)	• Sprinklr, Inc. (CXM)
• Cars.com Inc. (CARS)	• Stratasys Ltd. (SSYS)
• Desktop Metal, Inc. (DM)	• Upwork Inc. (UPWK)
• E2open Parent Holdings, Inc. (ETWO)	• Zeta Global Holdings Corp. (ZETA)
• Intapp, Inc. (INTA)	• Zuora, Inc. (ZUO)
• Payoneer Global Inc. (PAYO)

At the time of selection, the consensus estimate for our next twelve months’ revenue (as reported by S&P Global Market Intelligence) approximated the 30th percentile of the 2024 Peer Group while our one-year average market capitalization approximated the 45th percentile. For 2024, nine companies were removed from the 2023 peer group (the “2023 Peer Group”) — Poshmark following its acquisition by NAVER Corporation, BTRS Holdings following its acquisition by EQT, C3.ai, Manhattan Associates and SPS Commerce due to market capitalizations or market cap-to-revenue ratios well above our own, LivePerson due to a market cap well below our own, Fiverr International and Kornit Digital due to a lack of detailed compensation disclosures conducive to executive pay benchmarking, and nCino due to business model divergence from our own. Seven new companies were added to form the 2024 Peer Group as shown above.

2024 Advisory Vote on Executive Compensation

Stockholders are provided the opportunity to cast an annual “say-on-pay” advisory vote on the compensation of our named executive officers. At last year’s annual meeting of stockholders, approximately 97% of votes cast approved the say-on-pay proposal regarding the compensation awarded to our named executive officers. We take the views of our stockholders seriously and view this result as an indication that the principles of our executive compensation program are supported by our stockholders and that no significant changes to the structure of our executive compensation program were necessary.

Elements of Our Fiscal Year 2024 Executive Compensation Program

Base Salary

Our named executive officers receive a base salary to compensate them for services rendered to us. Base salaries represent an annual fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Each named executive officer’s base salary is adjusted based on a number of factors (including the value of current equity awards; scope and complexity of role; past performance; the Chief Executive Officer’s recommendations for executive officers other than himself; and experience, qualifications and skills) and with reference to an analysis of competitive market data prepared by Meridian.

In April 2024, the Compensation Committee reviewed the base salaries of Messrs. Altschuler, Goguen and Leibel and determined that, with the exception of Mr. Goguen, these individuals' base salaries generally remained appropriate and market competitive. The Compensation Committee recommended, and the Board approved, a 3% base salary increase for Mr. Goguen to better align his base salary with target market data for his role.

Messrs. Miln and Dutt’s base salaries were determined at the time they joined the Company in March 2024 and May 2024, respectively, after the Compensation Committee concluded that such level of compensation was market competitive and necessary to recruit each named executive officer to join the Company.

The 2024 base salaries of our named executive officers (other than Mr. Rallo) are set forth in the table below.

Named Executive Officer	2024 Base Salary	Percentage Increase from 2023 Base Salary
Randolph Altschuler	$475,463	0.0%
James Miln	$425,000	N/A
Subir Dutt	$400,000	N/A
Peter Goguen	$412,000	3.0%
Matthew Leibel	$400,000	0.0%

Annual Cash Bonus Awards

Our named executive officers are eligible for annual cash bonus awards based on company performance and individual performance, with payment amounts determined by the Compensation Committee based on the Compensation Committee’s assessment of performance for the applicable year. The annual incentive plan is intended to focus the entire organization on meeting or exceeding the annual performance goals that are set during the early part of each year and approved by the Compensation Committee or the Board, while also providing significant opportunity to reward individual contributions.

Each named executive officer is assigned an annual target bonus opportunity, which is expressed as a percentage of such executive’s base salary. Each executive’s annual target bonus opportunity generally increases as such executive’s ability to affect our company’s performance increases. Consequently, as an executive’s responsibilities increase, the executive’s variable, at-risk compensation in the form of an annual cash bonus may also increase, generally making up a larger portion of the executive’s total compensation. Our named executive officers may be eligible for an annual bonus in excess of target based on outstanding performance.

The 2024 target bonus opportunities of our named executive officers (other than Mr. Rallo), which were determined by the Compensation Committee and approved by the Board, are set forth in the table below.

Named Executive Officer	2024 Target Bonus Opportunity (% of base salary)	2024 Target Bonus Opportunity ($)(1)
Randolph Altschuler	100	475,463
James Miln	65	230,208
Subir Dutt	100	250,000
Peter Goguen	55	226,600
Matthew Leibel	50	200,000

(1)
For each of Messrs. Miln and Dutt, who joined the Company in March 2024 and May 2024, respectively, the amount reported in this column represents their pro-rated target bonus based on the number of days they were employed with the Company during 2024.

For 2024, our Board, upon the recommendation of the Compensation Committee, established total revenue and Adjusted EBITDA as the corporate performance goals applicable to the annual incentive bonus. The Compensation Committee chose these metrics because it believes that these goals represent rigorous objectives for our named executive officers, align with stockholder interests, and are the most impactful financial measures driving long-term stockholder value. Additionally, a weighting between corporate performance and individual performance is also applied for each named executive officer to reflect the level of impact such individual would be able to make on the overall corporate performance. The program permits the exercise of both negative and positive discretion based on the Compensation Committee’s view of overall corporate and individual performance within the context of challenges and opportunities confronted during the year.

The table below sets forth (i) the relative weighting for each corporate performance goal and the individual performance component of the 2024 cash bonus awards, (ii) the threshold, target and maximum performance levels for each corporate performance goal, (iii) the actual performance level for each corporate performance goal and the individual performance component for each named executive officer and (iv) the total weighted payout as a percentage of each named executive officer’s 2024 target bonus opportunity.

Bonus Component	Goal Weighting(1)	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)	Actual	Achievement % Payout	Weighted % Payout of Target Award
Corporate Performance
Revenue(2)	40%	$484.2M	$538.0M	$591.8M	$545.5M	107.00%	42.80%
Adjusted EBITDA(3)	40%	$(19.0M)	$(9.0M)	$1.0M	$(9.7M)	94.54%	38.64%
Total	80%						81.44%
Individual Performance(4)
Randolph Altschuler	20%					100%	20%
James Miln	20%					100%	20%
Subir Dutt	10%					100%	10%
Peter Goguen	20%					100%	20%
Matthew Leibel	20%					100%	20%

(1)
The relative weightings of each corporate performance goal differed for Mr. Dutt, our Chief Sales Officer, as follows: (i) the total revenue goal had a relative weighing of 60%; and (ii) the Adjusted EBITDA goal had a relative weighting of 30%. For Mr. Dutt, the weighted payout percentages for the total revenue and Adjusted EBITDA goals were 64.20% and 28.98%, respectively. The Compensation Committee and the Board determined that Mr. Dutt’s 2024 target bonus opportunity should have a greater emphasis on total revenue due to Mr. Dutt’s critical role in the Company’s achievement of this performance metric.
(2)
Revenue means our consolidated revenue determined in a manner consistent with the GAAP methodology used for reporting in our financial statements, as may be adjusted.
(3)
Adjusted EBITDA means net loss, adjusted for interest expense, interest and dividend income and other expenses, benefit for income taxes, and certain other non-cash or non-recurring items impacting net loss from time to time, principally comprised of depreciation and amortization, amortization of lease intangible, stock-based compensation, payroll tax expense related to stock-based compensation, lease abandonment, charitable contributions of common stock, income from unconsolidated joint venture, impairment of assets, restructuring charges, costs to exit the tools and materials business and acquisition and other adjustments not reflective of our ongoing business, such as adjustments related to purchase accounting, the revaluation of contingent consideration, transaction costs and executive severance.
(4)
Each named executive officer achieved 100% of their respective individual performance components of the 2024 incentive bonus awards based on the assessment of each named executive officer’s performance and contributions to the Company’s achievement of the corporate performance goals by our Chief Executive Officer (for each named executive officer other than himself) or the Board (for our Chief Executive Officer).

In consideration of the foregoing, in February 2025, the Board approved an annual cash bonus payout for each named executive officer (other than Mr. Rallo), as reflected in the table below.

Name	2024 Target Bonus Opportunity(1)	Corporate Performance Weighting	Weighted Payout of Corporate Performance Component (A)	Individual Performance Weighting	Weighted Payout of Individual Performance Component (B)	2024 Annual Cash Bonus Payout (% of Target) (A+B)	2024 Annual Cash Bonus Payout
Randolph Altschuler	$475,463	80%	81.44%	20%	20%	101.44%	$482,310
James Miln	$230,208	80%	81.44%	20%	20%	101.44%	$233,523
Subir Dutt	$250,000	90%	93.18%	10%	10%	103.18%	$257,950
Peter Goguen	$226,600	80%	81.44%	20%	20%	101.44%	$229,863
Matthew Leibel	$200,000	80%	81.44%	20%	20%	101.44%	$202,880

(1)
Messrs. Miln and Dutt, who joined the Company in March 2024 and May 2024, respectively, were each eligible to receive a pro-rated bonus payout for 2024 based on the number of days each individual was employed with the Company during 2024. The amount reported in this column for each of Messrs. Miln and Dutt represents their pro-rated target bonus based on the number of days they were employed with the Company during 2024.

Equity-Based Incentive Awards

Equity-based compensation is an important foundation in executive compensation packages, as we believe it is important to maintain a strong link between executive incentives and the creation of stockholder value. We believe that performance and equity-based compensation can be an important component of the total executive compensation package for maximizing stockholder value while, at the same time, attracting, motivating and retaining high-quality executives. Prior to our IPO, all of the equity awards we granted were made pursuant to our 2016 Incentive Plan (the “2016 Plan”). Following our IPO, all of the equity incentive awards have been and will be granted under the terms of our 2021 Equity Incentive Plan (the “2021 Plan”), under which we may grant equity incentive awards to our directors, employees and consultants, and our affiliates, to enable us to obtain and retain services of these individuals, which we believe is essential to our long-term success.

Individual grants are determined by the Compensation Committee based on a number of factors, including current corporate and individual performance, the Chief Executive Officer’s recommendations for executive officers other than himself, outstanding equity holdings and their retention value and total ownership, historical value of our stock, the value of current equity awards of executives, and with reference to an analysis of competitive market data prepared by Meridian. Following this, the Compensation Committee recommends to the Board the size of individual grants to our executive officers.

In late 2023 and early 2024, as part of its annual process, the Compensation Committee reviewed our executive compensation program with Meridian to ensure it continues to achieve the goals of the program and remains competitive. Following such review, in March 2024, the Compensation Committee determined to introduce PSUs into our long-term incentive compensation program for 2024 and remove stock options from such program. The Compensation Committee believes that including PSUs in our executive compensation program further emphasizes our pay-for-performance philosophy by incentivizing long-term value creation and strong financial performance, and further aligns the interests of our named executive officers with those of our stockholders. The Compensation Committee determined that an evenly weighted mix of time-based RSUs and PSUs for 2024 was appropriate to promote retention and incentivize our executive officers to grow the business in a way that increases stockholder value and aligns pay with performance.

2024 Annual Equity Awards

In March 2024, the Compensation Committee recommended, and the Board approved, annual equity grants to each of Messrs. Altschuler, Goguen and Leibel using a mixture of RSUs and PSUs, as outlined in the table below. The number of RSUs and PSUs received by these named executive officers was based on an aggregate grant value approved by the Board, split 50% in the form of RSUs and 50% in the form of PSUs.

Named Executive Officer	RSUs (#)	PSUs at Target (#)	Aggregate Grant Date Fair Value ($)
Randolph Altschuler	82,068	82,068	2,869,098
Peter Goguen	26,672	26,672	932,454
Matthew Leibel	24,620	24,620	860,716

The RSUs granted to each of Messrs. Altschuler, Goguen and Leibel vest over four years, with 25% of the RSUs vesting on January 1, 2025 and the remaining RSUs vesting in equal quarterly installments over the next three years, subject to the named executive officer’s continued service with the Company through such vesting dates.

The PSUs granted to each of Messrs. Altschuler, Goguen and Leibel were eligible to be earned based on both (1) the Company’s achievement of certain revenue and Adjusted EBITDA performance targets over the one-year performance period beginning January 1, 2024 and ending December 31, 2024, and (2) the recipient’s continued service through specified dates. The Board established a one-year performance period for the PSUs due to the inherent difficulty of crafting multi-year targets amid continued volatility in the sector, and it selected revenue and Adjusted EBITDA as the performance metrics for the PSUs because they represented important drivers of long-term stockholder value. The Board determined the number of PSUs earned based on actual performance on February 25, 2025. One-third of the PSUs vested at the time of such determination, and the remainder of the PSUs will vest in equal annual installments on each of February 25, 2026 and February 25, 2027, subject to the recipient’s continued service through such vesting dates.

The performance goals applicable to the PSUs, the respective weightings, and the actual results are set forth in the table below.

Performance Metric	Goal Weighting	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)	Actual	Achievement % Payout	Weighted % Payout of Target Award
Revenue(1)	50%	$484.2M	$538.0M	$591.8M	$545.5M	107.00%	53.50%
Adjusted EBITDA(2)	50%	$(19.0M)	$(9.0M)	$1.0M	$(9.7M)	94.54%	47.27%
Total	100%						100.77%

(1)
Revenue means our consolidated revenue determined in a manner consistent with the GAAP methodology used for reporting in our financial statements, as may be adjusted.
(2)
Adjusted EBITDA means net loss, adjusted for interest expense, interest and dividend income and other expenses, benefit for income taxes, and certain other non-cash or non-recurring items impacting net loss from time to time, principally comprised of depreciation and amortization, amortization of lease intangible, stock-based compensation, payroll tax expense related to stock-based compensation, lease abandonment, charitable contributions of common stock, income from unconsolidated joint venture, impairment of assets, restructuring charges, costs to exit the tools and materials business and acquisition and other adjustments not reflective of our ongoing business, such as adjustments related to purchase accounting, the revaluation of contingent consideration, transaction costs and executive severance.

Based on actual performance against the targets as determined by the Board, the PSUs were earned at 100.77% of target (subject to time-based vesting as described above), as follows:

Named Executive Officer	Target PSUs Granted (#)	Actual PSUs Eligible to Vest (#)
Randolph Altschuler	82,068	82,699
Peter Goguen	26,672	26,876
Matthew Leibel	24,620	24,806

2024 New Hire Equity Awards

In 2024, we made new-hire equity grants to Messrs. Miln and Dutt upon their commencement of employment with the Company in March 2024 and May 2024, respectively, as outlined in the table below. The Compensation Committee determined that Mr. Miln’s equity grants would be in the form of 75% RSUs and 25% PSUs and that Mr. Dutt’s equity grants would be in the form of 50% RSUs and 50% PSUs. The Compensation Committee determined the size of each of Messrs. Miln and Dutt’s equity grants after considering the market data provided by Meridian, and it ultimately deemed such grants to be necessary to recruit each named executive officer to join the Company.

Named Executive Officer	RSUs (#)	PSUs at Target (#)	Aggregate Grant Date Fair Value ($)
James Miln	107,715(1)	35,905(3)	2,510,477
Subir Dutt	36,364(2)	36,634(4)	1,186,194

(1)
This amount represents the aggregate number of shares underlying the following RSU awards granted to Mr. Miln upon his commencement of employment with the Company in March 2024: (1) an initial RSU award with an aggregate value of $1,750,000, which vests over three years, with 60% of the RSUs vesting on the first anniversary of Mr. Miln’s start date, 30% of the RSUs vesting on the second anniversary of Mr. Miln’s start date, and 10% of the RSUs vesting on the third anniversary of Mr. Miln’s start date, subject to Mr. Miln’s continued service with the Company through such vesting dates; and (2) an annual RSU award with an aggregate value of $875,000, which vests over four years, with 25% of the RSUs vesting on January 1, 2025 and the remaining RSUs vesting in equal quarterly installments over the next three years, subject to Mr. Miln’s continued service with the Company through such vesting dates. The number of shares underlying each of these RSU awards was determined using the trailing 20 trading-day average closing price as of the award’s grant date.
(2)
Mr. Dutt’s RSUs vest over four years, with 25% of the RSUs vesting on May 15, 2025 and the remaining RSUs vesting in equal quarterly installments over the next three years, subject to Mr. Dutt’s continued service with the Company through such vesting dates.
(3)
Mr. Miln’s PSUs were subject to the same terms as the PSUs granted to each of Messrs. Altschuler, Goguen and Leibel, as described above.
(4)
Mr. Dutt’s PSUs were subject to the same terms as the PSUs granted to each of Messrs. Altschuler, Goguen and Leibel, as described above, except his earned PSUs will vest in equal annual installments on May 15, 2025, May 15, 2026 and May 15, 2027, subject to Mr. Dutt’s continued service with the Company through such vesting dates.

As described under “2024 Annual Equity Awards” above, the Board determined in February 2025 that the PSUs awarded to each of Messrs. Miln and Dutt in 2024 were earned at 100.77% of target (subject to time-based vesting as described in the footnotes to the table immediately above), as follows:

Named Executive Officer	Target PSUs Granted (#)	Actual PSUs Eligible to Vest (#)
James Miln	35,905	36,180
Subir Dutt	36,634	36,916

James Miln Sign-On Bonus

Mr. Miln commenced serving as our Chief Financial Officer in March 2024. In connection with his hire, Mr. Miln received a one-time cash sign-on bonus of $125,000 which the Compensation Committee and the Board determined was necessary to recruit him for the role. In the event Mr. Miln was terminated for “cause” or he resigned without “good reason” (each as defined in Mr. Miln’s employment agreement) within the 12-month period following his start date, he would have been required to repay 100% of his total sign-on-bonus.

Retirement of James Rallo as Chief Financial Officer

Mr. Rallo retired from his position as our Chief Financial Officer in March 2024, and to assist in the transition of Mr. Miln, Mr. Rallo continued serving as an employee of the Company through April 2024. Prior to his separation of employment with the Company, Mr. Rallo’s base salary for 2024 was $416,000, which was the same level as in 2023.

Upon his cessation of services to the Company following the conclusion of the transition period, Mr. Rallo received the following payments and benefits pursuant to the terms of his employment agreement, in exchange for a customary release of claims against the Company: (i) continued base salary payments for 12 months; (ii) up to 12 months of the employer portion of COBRA premiums paid by us; and (iii) a 2024 bonus payout of $90,167, which represented a pro-rated bonus payout based on the number of days he was employed with the Company during 2024 and the actual achievement of the corporate performance goals and the individual performance component of the 2024 cash bonus awards, as described above under “Elements of Our Fiscal Year 2024 Executive Compensation Program—Annual Cash Bonus Awards.”

Separation of Matthew Leibel as Chief Technology Officer

Mr. Leibel separated from his role as our Chief Technology Officer, effective as of February 5, 2025. To assist in the transition of his successor, Mr. Raghavan, Mr. Leibel continued serving as an employee of the Company until February 28, 2025. Upon his cessation of services to the Company following the conclusion of the transition period, Mr. Leibel will receive the following payments and benefits pursuant to the terms of his employment agreement, in exchange for a customary release of claims against the Company: (i) continued base salary payments for six months; (ii) up to six months of the employer portion of COBRA premiums paid by us; and (iii) a 2025 bonus payout pro-rated based on the number of days he was employed with the Company during 2025 and the actual achievement of the corporate performance goals and the individual performance component of the 2025 cash bonus awards.

Other Features of Our Compensation Program

Employment Offer Letters

We have entered into offer letters with each of our named executive officers. Each of these agreements established the named executive officer’s starting base salary, initial target annual bonus opportunity and initial equity grant. These individuals’ base salaries, annual bonus opportunities and any equity awards are reviewed annually by the Compensation Committee. The amounts effective for 2024 are described above in this Compensation Discussion and Analysis.

Severance and Change in Control Benefits

Pursuant to the employment agreements we have entered into with each of our named executive officers, each executive will be and each former executive was entitled to certain payments and benefits upon a qualifying termination of employment or a change in control. The agreements provide that if the executive resigns for Good Reason or we terminate such executive’s employment without Cause (each as defined in his employment agreement) not in connection with a Change in Control (as defined in the 2021 Plan), then the executive will be or was eligible to receive the following severance benefits: twelve months (with respect to Messrs. Altschuler, Rallo and Miln) or six months (with respect to Messrs. Dutt, Goguen and Leibel) of base salary, less applicable tax withholdings and paid in accordance with our regular payroll practices; (2) an amount equal to the executive’s prorated annual performance bonus for the calendar year in which the termination occurs, calculated based on the number of days the executive was employed during the applicable calendar year, less applicable tax withholdings; and (3) up to twelve months (with respect to Messrs. Altschuler, Rallo and Miln) or six months (with respect to Messrs. Dutt, Goguen and Leibel) of the employer portion of COBRA premiums paid by us. In addition, if the executive resigns for Good Reason or we terminate such executive’s employment without Cause within three months prior to or twelve months following the effective date of a Change in Control, then the executive will also be or was also eligible to receive the following severance benefits: (1) an amount equal to 100% (with respect to Messrs. Altschuler, Rallo and Miln) or 50% (with respect to Messrs. Dutt, Goguen and Leibel) of the executive’s target annual performance bonus for the calendar year in which the termination occurs, less applicable tax withholdings; and (2) all of the outstanding and unvested time-based and performance-based equity awards (at 100% of target) the executive held immediately prior to the termination date will become fully vested and immediately exercisable. As a condition to receiving the severance benefits set forth above, the executive must sign and comply with a separation agreement in a form presented by us, containing among other terms a general release of claims.

A more detailed description of each of our named executive officer’s payment and benefits upon a termination or change in control is provided below under “Potential Payments upon Termination or Change in Control.”

Health and Welfare and Retirement Benefits; Perquisites

We do not generally provide perquisites or personal benefits to our named executive officers. Our named executive officers are eligible to participate in all of our benefit plans, such as a 401(k) plan (as described below), medical, dental, vision, disability and life insurance, in each case generally on the same basis as other employees. We do not currently have qualified or nonqualified defined benefit plans or deferred compensation plans, nor do we offer pension or other retirement benefits, other than our 401(k) plan. The Compensation Committee may elect to adopt such plans in the future if it determines that doing so is in our best interests.

We provide a retirement savings plan for the benefit of our employees, including our named executive officers. The plan is intended to qualify as a tax-qualified 401(k) plan so that contributions to the 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan (except in the case of contributions under the 401(k) plan designated as Roth contributions). The 401(k) plan provides that each participant may contribute up to an annual statutory limit. Participants who are at least 50 years old can also contribute additional amounts based on statutory limits for “catch-up” contributions. Under the 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee as directed by participants.

Other Compensation Policies and Practices

Compensation Recoupment (“Clawback”) Policy

As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, as amended. Additionally, in October 2023, we adopted an Incentive Compensation Recoupment Policy (the “Recoupment Policy”) that complies with the listing standards adopted by Nasdaq that implement the SEC rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to recoupment of incentive-based compensation. The Recoupment Policy requires us to recover from covered executive officers the amount of erroneously awarded incentive-based compensation resulting from an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws, subject to limited exceptions.

Hedging and Pledging of Securities

We believe it is improper and inappropriate for any person associated with Xometry to engage in short-term or speculative transactions involving Xometry securities. We have therefore adopted an insider trading policy that, among other things, prohibits our employees, directors, other applicable members of management, including our named executive officers, and designated consultants from engaging in “hedging” or other monetization transactions with respect to our common stock, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. In addition, our insider trading policy prohibits trading in derivative securities related to our common stock, which include publicly traded call and put options, engaging in short selling of our common stock, purchasing our common stock on margin or holding it in a margin account and pledging our common stock as collateral for a loan.

Compensation Policies and Practices as They Relate to Risk Management

The Compensation Committee reviews on an annual basis the risks arising from our compensation policies and practices applicable to our named executive officers and evaluates the policies and practices that could mitigate any such risk. Based on these reviews, the Compensation Committee does not believe that our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on our company.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

The Company did not grant stock options, stock appreciation rights, or similar instruments with option-like features in fiscal year 2024 and does not currently plan to grant such awards. Accordingly, the Company has no policies or practices to disclose pursuant to Item 402(x)(1) of Regulation S-K.

Summary Compensation Table

The following table sets forth information for each of the last three completed fiscal years regarding compensation awarded to or earned by our named executive officers during the years indicated:

						Non-Equity
				Stock	Option	Incentive Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)(1)	($)	($)(2)	($)(2)	($)(3)	($)(4)	($)
Randolph Altschuler	2024	475,463	—	2,869,098	—	482,310	1,150	3,828,021
Co-Founder and Chief	2023	475,000	—	311,891	334,396	261,505	1,271	1,384,063
Executive Officer	2022	461,250	—	1,656,512	1,656,490	—	1,158	3,775,410
James Miln(5)	2024	354,167	125,000	2,510,477	—	233,523	9,398	3,232,565
Chief Financial Officer
James Rallo(6)	2024	147,256	—	—	—	90,167	281,602	519,025
Former Chief Financial	2023	416,000	—	471,578	505,603	135,251	12,587	1,541,019
Officer	2022	406,291	—	756,009	755,997	—	11,694	1,929,991
Subir Dutt(7)	2024	243,758	—	1,186,194	—	257,950	4,678	1,692,580
Chief Sales Officer
Peter Goguen	2024	412,000	—	932,454	—	229,863	15,358	1,589,675
Chief Operating Officer	2023	400,000	—	968,105	1,037,951	132,000	608	2,538,664
	2022	361,929	—	552,008	551,988	—	108	1,466,033
Matthew Leibel(8)	2024	400,000	—	860,716	—	202,880	15,358	1,478,954
Former Chief	2023	400,000	—	623,783	668,781	120,000	14,062	1,826,626
Technology Officer	2022	332,231	—	529,001	528,987	64,378	10,186	1,464,783

(1)
Salary amounts represent actual amounts earned during the periods presented. See “Compensation Discussion and Analysis—Elements of Our Fiscal Year 2023 Executive Compensation Program—Base Salary” above for further information.
(2)
The amounts shown for RSU and option awards represent the aggregate grant date fair value of the option awards granted to our named executive officers during the years indicated as computed in accordance with Accounting Standards Codification Topic 718 (“ASC 718”). See Note 2 to Consolidated Financial Statements in our Annual Report on Form 10-K for a discussion of assumptions used in determining the aggregate grant date fair value of our RSU and option awards. The amounts reported do not reflect the actual economic value that may be realized by the named executive officers. The respective grant date fair values of the performance share units granted in 2024, assuming at such grant date the maximum payment (150% of target), would have been as follows: Mr. Altschuler - $2,082,886; Mr. Miln - $911,277; Mr. Dutt - $845,463; Mr. Goguen - $676,935; Mr. Leibel - $624,856.
(3)
See “Compensation Discussion and Analysis—Elements of Our Fiscal Year 2024 Executive Compensation Program—Non-Equity Incentive Plan Compensation” above for a description of the material terms of the program pursuant to which this compensation was awarded.
(4)
Includes for 2024 (i) matching contributions to 401(k) plans in the amounts of $1,042, $9,463, $9,317, $4,615, $15,250 and $15,250 for Messrs. Altschuler, Rallo, Miln, Dutt, Goguen and Leibel respectively, and (ii) life insurance premiums of $108 paid by us on behalf of each of Messrs. Altschuler, Goguen and Leibel, $36 paid by us on behalf of Mr. Rallo, $81 paid by us on behalf of Mr. Miln, and $63 paid by us on behalf of Mr. Dutt. For Mr. Rallo, this amount also includes a cash severance payment of $272,103.
(5)
Mr. Miln joined the Company as our Chief Financial Officer, effective as of March 1, 2024.
(6)
Mr. Rallo retired as our Chief Financial Officer, effective as of March 1, 2024. To assist in the transition of Mr. Miln as our Chief Financial Officer, Mr. Rallo continued serving as an employee of the Company through April 2024.
(7)
Mr. Dutt joined the Company as our Chief Sales Officer, effective as of May 15, 2024.
(8)
Mr. Leibel separated from his position as our Chief Technology Officer effective as of February 5, 2025.

Grants of Plan-Based Awards

The following table shows for the fiscal year ended December 31, 2024 certain information regarding grants of plan-based awards to the named executive officers.

									All Other	All Other
									Stock	Option
									Awards:	Awards:
									Number of	Number of	Grant Date
			Estimated Future Payouts Under			Estimated Future Payouts Under			Shares of	Securities	Fair Value of
			Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards(2)			Stock or	Underlying	Stock
	Grant	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards
Name	Type	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($)(3)
Randolph Altschuler	Annual Incentive		95,093	475,463	713,195
	RSU	3/14/2024							82,068		1,434,549
	PSU	3/14/2024				8,207	82,068	123,102			1,434,549
James Miln(4)	Annual Incentive		55,250	276,250	414,375
	RSU	3/14/2024							107,715		1,882,858
	PSU	3/14/2024				3,591	35,905	53,858			627,619
James Rallo(5)	Annual Incentive		54,080	270,400	405,600
Subir Dutt(6)	Annual Incentive		60,000	400,000	600,000
	RSU	5/29/2024							36,364		593,097
	PSU	5/29/2024				3,663	36,634	54,546			593,097
Peter Goguen	Annual Incentive		45,320	226,600	339,900
	RSU	3/14/2024							26,672		466,227
	PSU	3/1/42024				2,667	26,672	40,008			466,227
Matt Leibel	Annual Incentive		40,000	200,000	300,000
	RSU	3/14/2024							24,620		430,358
	PSU	3/14/2024				2,462	24,620	36,930			430,358

(1)
The amounts set forth in the “Target” column represent target bonus amounts for each named executive officer for 2024 under our annual cash bonus program, and do not represent either additional or actual compensation earned by our named executive officers for the year ended December 31, 2024. The dollar value of the actual payments for these awards is included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above. For more information about our annual cash bonus program for 2024, please see “Elements of Our Fiscal Year 2024 Executive Compensation Program— Annual Cash Bonus Awards” in the Compensation Discussion & Analysis above.

(2)
The numbers set forth in the "Target" column represent target number of shares underlying PSUs for each named executive officer for 2024 under our 2021 Plan, with actual share numbers to be based on achievement of performance goals. For more information about the PSUs granted in 2024, please see “—Elements of Our Fiscal Year 2024 Executive Compensation Program— Equity-Based Incentive Awards” in the Compensation Discussion & Analysis above. On February 25, 2025, the Compensation Committee and the Board certified achievement of performance goals aligned with a payout factor of 100.77% of total weighted target, and awards reflecting such payout percentage will vest in equal amounts on February 25, 2025, February 25, 2026 and February 2027, or, in the case of Mr. Dutt, on May 15, 2025, May 15, 2026 and May 15, 2027, based on continued service through those dates.
(3)
Amounts reported represent the aggregate grant date fair value of RSUs and PSUs granted to our named executive officers under our 2021 Plan, computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the RSUs and PSUs reported in this column are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K. The amounts reported do not reflect the actual economic value that may be realized by the named executive officers. For more information about the RSUs and PSUs granted to our named executive officers in 2024, please see “Elements of Our Fiscal Year 2024 Executive Compensation Program—Equity-Based Incentive Awards” in the Compensation Discussion & Analysis above.
(4)
The actual annual incentive amount received by Mr. Miln was pro-rated based on the duration of Mr. Miln's employment in 2024. For more information please see “Elements of Our Fiscal Year 2024 Executive Compensation Program—Annual Cash Bonus Awards” in the Compensation Discussion & Analysis above.
(5)
The actual annual incentive amount received by Mr. Rallo was pro-rated based on the duration of Mr. Rallo's employment in 2024. For more information please see “Elements of Our Fiscal Year 2024 Executive Compensation Program—Annual Cash Bonus Awards” in the Compensation Discussion & Analysis above.
(6)
The actual annual incentive amount received by Mr. Dutt was pro-rated based on the duration of Mr. Dutt's employment in 2024. For more information please see “Elements of Our Fiscal Year 2024 Executive Compensation Program—Annual Cash Bonus Awards” in the Compensation Discussion & Analysis above.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by the named executive officers that were outstanding as of December 31, 2024.

			Option Awards(1)				Stock Awards(1)

								Market
			Number of	Number of			Number of	Value of
			Securities	Securities			Shares of	Shares of
			Underlying	Underlying	Option		Stock or Units	Units of Stock
		Vesting	Unexercised	Unexercised	Exercise	Option	That Have Not	That Have
	Grant	Start	Options (#)	Options (#)	Price	Expiration	Vested	Not Vested
Name	Date	Date	Exercisable	Unexercisable	($)	Date	(#)	($)(2)
Randolph Altschuler	1/30/2018	1/1/2018	73,518	—	1.65	1/29/2028	—	—
	8/8/2019	5/2/2019	205,769	—	3.65	8/7/2029	—	—
	3/26/2021	1/1/2021	139,310	2,965(3)	12.32	3/27/2031	—	—
	3/15/2022	1/1/2022	54,020	24,554(4)	34.86	3/14/2032	—	—
	3/15/2022	1/1/2022	—	—	—	—	14,850(5)	633,501
	3/15/2023	1/1/2023	12,866	16,541(4)	15.82	3/14/2033	—	—
	3/15/2023	1/1/2023	—	—	—	—	11,090(5)	473,099
	3/14/2024	1/1/2024	—	—	—	—	82,068(5)	3,501,021
	3/14/2024	2/28/2024	—	—	—	—	82,699(6)	3,527,939
James Miln	3/14/2024	3/1/2024	—	—	—	—	71,810(7)	3,063,415
	3/14/2024	3/1/2024	—	—	—	—	35,905(5)	1,531,707
	3/14/2024	2/28/2024	—	—	—	—	36,180(6)	1,543,439
James Rallo			—	—	—	—	—	—
Subir Dutt	5/29/2024	5/15/2024	—	—	—	—	36,364(5)	1,552,288
	5/29/2024	5/15/2024	—	—	—	—	36,916(8)	1,574,837
Peter Goguen	4/28/2020	1/1/2020	9,375	—	3.65	4/27/2030	—	—
	3/26/2021	1/1/2021	20,833	1,042(3)	12.32	3/27/2031	—	—
	3/15/2022	1/1/2022	18,001	8,182(4)	34.86	3/14/2032	—	—
	3/15/2022	1/1/2022	—	—	—	—	4,948(5)	211,082
	3/15/2023	1/1/2023	39,934	51,344(4)	15.82	3/14/2033	—	—
	3/15/2023	1/1/2023	—	—	—	—	34,422(5)	1,468,443
	3/14/2024	1/1/2024	—	—	—	—	26,672(5)	1,137,828
	3/14/2024	2/28/2024	—	—	—	—	26,876(6)	1,146,530
Matthew Leibel(9)	8/8/2019	6/10/2019	26,861	—	3.65	8/7/2029	—	—
	3/26/2021	1/1/2021	12,761	521(3)	12.32	3/27/2031	—	—
	3/15/2022	1/1/2022	17,251	7,841(4)	34.86	3/14/2032	—	—
	3/15/2022	1/1/2022	—	—	—	—	4,742(5)	202,294
	3/15/2023	1/1/2023	12,865	33,082(4)	15.82	3/14/2033	—	—
	3/15/2023	1/1/2023	—	—	—	—	22,179(5)	946,156
	3/14/2024	1/1/2024	—	—	—	—	24,620(5)	1,050,289
	3/14/2024	2/28/2024	—	—	—	—	24,806(6)	1,058,224

(1)
Equity awards granted prior to July 2, 2021 were granted under our 2016 Incentive Plan (“2016 Plan”) and equity awards granted on or after July 2, 2021 were granted under our 2021 Equity Incentive Plan (“2021 Plan”). Our 2021 Plan, became effective on July 2, 2021, in connection with our IPO. Our 2016 Plan was suspended when our 2021 Plan became effective; however, awards outstanding under our 2016 Plan continue in full effect in accordance with their existing terms. All vesting is subject to the individual’s continuous service with us through the vesting dates.
(2)
Market value is calculated based on the closing price of our Class A common stock on December 31, 2024, which was $42.66, as reported on Nasdaq.
(3)
The shares underlying the option vest over four years, with 25% of the total shares granted vesting on the one-year anniversary of the vesting start date, with the remainder vesting in equal monthly installments over the remaining 36 months.
(4)
The shares underlying the option vest over four years, with 25% of the total shares granted vesting on the one-year anniversary of the vesting start date, with the remainder vesting in equal quarterly installments over the remaining 36 months.
(5)
The shares underlying the RSU award vest over four years, with 25% of the total shares granted vesting on the one-year anniversary of the vesting start date, with the remainder vesting in equal quarterly installments over the remaining 36 months.
(6)
The award was granted as a PSU, to be earned based on the Company’s 2024 financial performance as described under “—Elements of Our Fiscal Year 2024 Executive Compensation Program— Equity-Based Incentive Awards.” The amount shown represents the number of shares earned with respect to the PSU award based on actual achievement of the financial performance level for 2024. The shares underlying the PSU award vest over three years, with 1/3 of the total shares granted vesting on the Determination Date, with the remainder vesting in two equal annual installments on the second and third anniversaries of the Determination Date which date was February 25, 2025.
(7)
The shares underlying the RSU award vest over three years, with 60% of the total shares granted vesting on the one-year anniversary of the vesting start date, 30% of the total shares granted vesting on the second anniversary of the vesting start date, and the remaining 10% of the total shares granted vesting on the third anniversary of the vesting start date.
(8)
The shares underlying the PSU award vest over three years, with 1/3 of the total shares granted vesting on the one-year anniversary of the vesting start date, with the remainder vesting in two equal annual installments on the second and third anniversaries of the vesting start date.
(9)
All of Mr. Leibel's stock option awards that are vested as of February 28, 2025 will expire 90 days after such date. Additionally, all of Mr. Leibel's unvested RSU and PSU awards were forfeited on February 28, 2025.

Option Exercises and Stock Vested

The following table shows for the fiscal year ended December 31, 2024, certain information regarding option exercises and stock vested during the last fiscal year with respect to the named executive officers:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Randolph Altschuler	—	—	20,504	475,668
James Rallo	259,302	3,162,617	12,026	370,647
James Miln	—	—	—	—
Subir Dutt	—	—	—	—
Peter Goguen	—	—	30,732	663,648
Matthew Leibel	74,412	1,697,850	21,045	544,043

(1)
The value realized upon exercise is the aggregate total of the difference between the closing price of our Class A common stock on the exercise date as reported on Nasdaq and the exercise price per option, multiplied by the number of shares acquired on exercise.
(2)
The value realized upon vesting is calculated by multiplying the number of shares vested by the closing price of our Class A common stock on the vesting date as reported on Nasdaq.

Potential Payments Upon Termination or Change in Control

The table below provides information with respect to potential payments and benefits to which our named executive officers would be entitled under the arrangements set forth in their respective offer letters or employment agreement, as described below under the section titled, “Compensation Discussion and Analysis—Other Features of Our Compensation Program—Severance and Change in Control Benefits,” assuming their employment was terminated as of December 31, 2024, including in connection with a change in control as of December 31, 2024.

			Accelerated
			Vesting of	Continuation
		Cash	Equity	of Insurance
		Severance	Awards	Coverage	Total
Name	Type of Termination	($)(1)	($)(2)	($)	($)
Randolph Altschuler	Termination without	950,926	—	17,868	968,794
	Cause or for Good Reason
	Termination without	1,426,389	17,867,407	17,868	19,311,664
	Cause or for Good Reason
	in connection with a CIC(3)
James Miln	Termination without	701,250	—	17,868	719,118
	Cause or for Good Reason
	Termination without	977,500	6,126,829	17,868	7,122,197
	Cause or for Good Reason
	in connection with a CIC(3)
Subir Dutt	Termination without	600,000	—	3,184	603,184
	Cause or for Good Reason
	Termination without	800,000	3,102,576	3,184	3,905,760
	Cause or for Good Reason
	in connection with a CIC(3)
Peter Goguen	Termination without	432,600	—	8,452	441,052
	Cause or for Good Reason
	Termination without	545,900	7,638,714	8,452	8,193,066
	Cause or for Good Reason
	in connection with a CIC(3)
Matthew Leibel	Termination without	400,000	—	8,452	408,452
	Cause or for Good Reason
	Termination without	500,000	6,128,787	8,452	6,637,239
	Cause or for Good Reason
	in connection with a CIC(3)

(1)
A description of the cash severance obligations under the employment agreements with the named executive officers is set forth under “Compensation Discussion and Analysis—Other Features of Our Compensation Program—Severance and Change in Control Benefits” above.
(2)
The value of accelerated vesting of unvested RSUs, PSUs (at 100% of target) and unvested but early exercised stock options is based upon the closing price of our Class A common stock on December 31, 2024, which was $42.66, as reported on Nasdaq, multiplied by the number of unvested RSUs. The value of accelerated vesting of unvested, unexercised stock options is based on the difference between the closing stock price on December 31, 2024, as reported on Nasdaq, and the exercise price per option multiplied by the number of unvested options.
(3)
Represents change in control (as defined in the 2021 Plan) severance benefits based on a double-trigger arrangement, which assumes the executive officer is terminated without “cause” or resigns for “good reason” (as such terms are defined in the executive officer’s employment agreement) within three months prior to or 12 months following, a change in control of Xometry.

Limitations of Liability and Indemnification Matters

Our amended and restated certificate of incorporation contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

•
any breach of the director’s duty of loyalty to the corporation or its stockholders;
•
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•
unlawful payments of dividends or unlawful stock repurchases or redemptions; or
•
any transaction from which the director derived an improper personal benefit.

Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our amended and restated certificate of incorporation authorizes us to indemnify our directors, officers, employees and other agents to the fullest extent permitted by Delaware law. Our amended and restated bylaws provide that we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law and may indemnify our other employees and agents. Our amended and restated bylaws that also provide that, on satisfaction of certain conditions, we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of such person’s actions in that capacity regardless of whether we would otherwise be permitted to indemnify such person under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our Board. With certain exceptions, these agreements provide for indemnification for related expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these amended and restated certificate of incorporation and amended and restated bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, executive officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Rule 10b5-1 Sales Plans

Our directors and officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our Class A common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades under parameters established by the director or officer when entering into the plan, without further direction from them. The director or officer may amend or terminate a Rule 10b5-1 plan in some circumstances. Our directors and executive officers may also buy or sell additional shares outside of a Rule 10b5-1 plan when they do not possess of material nonpublic information, subject to compliance with the terms of our insider trading policy.

Equity Compensation Plan Information

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2024.

(c) Number of
securities
remaining
available for
	(a) Number of		issuance under
	securities to be	(b) Weighted-	equity
	issued upon	average exercise	compensation
	exercise of	price of	plans (excluding
	outstanding	outstanding	securities
	options, warrants	options, warrants	reflected in
Plan Category	and rights(1)	and rights(2)	column (a))(3)
Equity compensation plans approved by security holders:	4,709,356	11.51	6,634,948
Equity compensation plans not approved by security holders	—	—	—

(1)
Includes the 2014 Plan, 2016 Plan and 2021 Plan.
(2)
The weighted average exercise price is calculated based solely on outstanding stock options and does not take into account shares of Class A common stock underlying restricted stock units, which have no exercise price.
(3)
The number of shares of Class A common stock reserved for issuance under the 2021 Plan will automatically increase on January 1 of each year by 5% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board (which may be zero). Pursuant to the terms of the 2021 Plan, the number of shares available under the 2021 Plan was increased by 2,488,229 shares effective January 1, 2025.

CEO PAY RATIO

Pursuant to Item 402(u) of Regulation S-K, presented below is the ratio of annual total compensation of our Chief Executive Officer to the median annual total compensation of our employees (except our Chief Executive Officer).

The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u). The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

We identified our median employee from all full-time and part-time workers who were included as employees on our payroll records as of a determination date of December 1, 2024, based on base salary as of the determination date and excluding certain of our employees under the de minimis exemption provided under Item 402(u), as described below. Conforming adjustments were made for employees who were hired during that period and did not receive pay for the full period, and international employees’ pay was converted to U.S. dollar equivalents using exchange rates as of the determination date. Using the de minimis exemption, we excluded 55 employees located in Turkey in determining our median employee.

The fiscal year 2024 annual total compensation as determined under Item 402 of Regulation S-K for our Chief Executive Officer was $3,828,021, as reported in the Summary Compensation Table of this proxy statement. The fiscal year 2024 annual total compensation, including base salary, bonus, commissions, allowances and equity awards earned during fiscal year 2024, as determined under Item 402 of Regulation S-K, for our median employee was $92,060. Based on this information, the ratio of our Chief Executive Officer’s annual total compensation to our median employee’s annual total compensation for fiscal year 2024 was 42 to 1.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance and other measures of Xometry. For further information concerning our variable pay-for-performance philosophy and how we align executive compensation with our performance, refer to the “Compensation Discussion and Analysis” above. Our Chief Executive Officer is our principal executive officer, which we refer to as “PEO” in the tables below. The named executive officers are referred to as “NEOs” in the tables below.

			Average		Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2) ($)	Summary Compensation Table Total for Non-PEO NEOs(3) ($)	Average Compensation Actually Paid to Non-PEO NEOs(4) ($)	Total Shareholder Return(5) ($)	Peer Group Total Shareholder Return(5)(6) ($)	Net Income (Loss)(7) (millions) ($)	Company Selected Measure – Revenue (millions) ($)
2024	3,828,021	7,393,753	1,702,560	2,581,580	48.82	58.25	(50.4)	545.5
2023	1,384,063	1,746,043	1,771,298	2,948,632	41.09	54.55	(67.5)	463.4
2022	3,775,410	1,219,186	1,552,235	(85,068)	36.88	39.15	(79.0)	381.1
2021	3,303,032	15,921,535	1,148,135	10,854,507	58.65	78.43	(61.4)	218.3

(1)
Represents amounts of total compensation reported for Mr. Altschuler (our Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation—Summary Compensation Table.”
(2)
Represents the amount of “compensation actually paid” to Mr. Altschuler, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Altschuler during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Altschuler’s total compensation for each year to determine the compensation actually paid:

	Reported	Less	Plus
	Summary Compensation	Reported Value of	Equity Award	Compensation
	Table Total for PEO	Equity Awards(a)	Adjustments(b)	Actually Paid to PEO
Year	($)	($)	($)	($)
2024	3,828,021	2,869,098	6,434,830	7,393,753
2023	1,384,063	646,288	1,008,267	1,746,043
2022	3,775,410	3,313,002	756,778	1,219,186
2021	3,303,032	2,778,161	15,396,664	15,921,535

(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year. Refer to “Executive Compensation—Summary Compensation Table.”
(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The amounts deducted or added in calculating the equity award adjustments are as follows:

		Change		Change in	Fair Value
		in Fair Value	Fair Value	Fair Value on	at the End
		from End of	as of	the Vesting	of the
		Prior Year to	Vesting	Date of Equity	Prior Year of
	Year End	End of	Date of	Awards	Equity Awards
	Fair Value	Covered Year	Equity	Granted in	that Failed
	of Equity	of Equity	Awards	Prior	to Meet	Total
	Awards	Awards	Granted	Years that	Vesting	Equity
	Granted in	Granted in	and Vested	Vested in	Conditions	Awards
	the Year	Prior Years	in the Year	the Year	in the Year	Adjustments
Year	($)	($)	($)	($)	($)	($)
2024	7,124,561	319,076	—	(1,008,807)	—	6,434,830
2023	1,495,384	313,083	—	(800,200)	—	1,008,267
2022	3,240,998	(1,788,733)	—	(695,487)	—	756,778
2021	5,749,106	4,477,287	—	5,170,271	—	15,396,664

(3)
Represents the average of the amounts reported for our named executive officers as a group (excluding Mr. Altschuler, who is our Chief Executive Officer) in the “Total” column of the Summary Compensation Table in each applicable year. Refer to “Executive Compensation—Summary Compensation Table.” The names of each of the named executive officers (excluding Mr. Altschuler) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2024, Messrs. Rallo (our former Chief Financial Officer), Miln, Dutt, Goguen and Leibel; (ii) for 2023, Messrs. Rallo, Goguen and Leibel and Ms. Mayerhofer (our former Chief Sales Officer); (iii) for 2022, Messrs. Rallo, Goguen, Leibel and Cronin (our former Chief Revenue Officer); and (iv) for 2021, Messrs. Rallo and Goguen.
(4)
Represents the average amount of “compensation actually paid” to the named executive officers as a group (excluding Mr. Altschuler), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the named executive officers as a group (excluding Mr. Altschuler) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the named executive officers as a group (excluding Mr. Altschuler) for each year to determine the compensation actually paid, using the same methodology described above in footnote 2:

	Average Reported
	Summary	Less	Plus
	Compensation	Average	Average Equity	Average Compensation
	Table Total for	Reported Value	Award	Actually Paid to Non-
	Non-PEO NEOs	of Equity Awards	Adjustment(a)	PEO NEOs
Year	($)	($)	($)	($)
2024	1,702,560	1,097,968	1,976,988	2,581,580
2023	1,771,298	1,222,119	2,399,454	2,948,632
2022	1,552,235	1,163,000	(474,303)	(85,068)
2021	1,148,135	585,801	10,292,173	10,854,507

(a)
The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Average
Change in
Fair Value
		from End of		Average
		Prior Year to	Average	Change in	Average Fair
		End of	Fair Value	Fair Value on	Value at the
		Covered	as of	the Vesting	End of the
		Year of	Vesting	Date	Prior Year of
		Outstanding	Date of	of Equity	Equity
	Average	and Unvested	Equity	Awards	Awards that	Total
	Year End Fair	Equity	Awards	Granted in	Failed to	Average
	Value of Equity	Awards	Granted	Prior Years	Meet Vesting	Equity
	Awards	Granted in	and Vested	that Vested	Conditions	Award
	Granted in the	Prior Years	in the Year	in the Year	in the Year	Adjustments
Year	($)	($)	($)	($)	($)	($)
2024	2,747,150	(318,038)	—	(452,124)	—	1,976,988
2023	2,834,599	131,850	—	(566,996)	—	2,399,454
2022	1,137,723	(1,201,967)	—	(410,059)	—	(474,303)
2021	1,212,253	6,814,273	—	2,265,647	—	10,292,173

(5)
Cumulative total stockholder return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our stock price at the end and the beginning of the measurement period by our stock price at the beginning of the measurement period. Because our common stock commenced trading on the Nasdaq Global Select Market on June 30, 2021, we have used this date as the beginning of the measurement period.
(6)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the 2024 Peer Group described above under “Executive Compensation—Compensation Discussion and Analysis—How We Determine Executive Compensation—2024 Peer Group,” excluding Alteryx, Inc., which was acquired in March 2024. Using the 2023 Peer Group, TSR would be $78.43 for 2021, $39.15 for 2022, $54.55 for 2023, and $58.95 for 2024.
(7)
The dollar amounts reported represent the amount of net income (loss) reflected in our audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay Versus Performance Table

In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

Compensation Actually Paid, Cumulative TSR of Xometry and Cumulative TSR of the Peer Group

The chart below shows the relationship between the compensation actually paid to Mr. Altschuler and the average compensation actually paid to our other named executive officers (besides Mr. Altschuler), on the one hand, to Xometry’s cumulative TSR and the cumulative TSR of the companies in the peer group over the four years presented in the table, on the other.

Compensation Actually Paid and Net Income

The chart below shows the relationship between the compensation actually paid to Mr. Altschuler and the average compensation actually paid to our other named executive officers (besides Mr. Altschuler), on the one hand, to our net income over the four years presented in the table, on the other.

Compensation Actually Paid (CAP) and Net Income
$20,000
$15,000
$10,000
$5,000
$0
-$5,000
$200
$150
$100
$50
$0
-$50
-$100
$15,922
$10,855
$1,219
-$85
$1,746
$2,949
$7,394
$2,582
-$61
-$79
-$67
-$50
2021
2022
2023
2024
PEO CAP ($K)
Average Non-PEO NEO CAP ($K)
Net Income ($M)

Compensation Actually Paid and Revenue

The chart below shows the relationship between the compensation actually paid to Mr. Altschuler and the average compensation actually paid to our other named executive officers (besides Mr. Altschuler), on the one hand, to our revenue over the four years presented in the table, on the other.

Compensation Actually Paid (CAP) and Revenue
$20,000
$15,000
$10,000
$5,000
$0
-$5,000
$500
$400
$300
$200
$100
$0
-$100
$15,922
$10,855
$218
$1,219
-$85
$381
$1,746
$2,949
$463
$7,394
$2,582
2021
2022
2023
2024
PEO CAP ($K)
Average Non-PEO NEO CAP ($K)
Revenue ($M)

Tabular List of Most Important Performance Measures

The following presents the performance measures that we consider to be the most important in linking compensation actually paid to our named executive officers for 2024 to our performance:

Performance Measure
Revenue (GAAP)
Adjusted EBITDA
Gross Margin

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of Xometry under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent we specifically incorporate such information by reference.

NON-EMPLOYEE DIRECTOR COMPENSATION

Non-Employee Director Compensation Table

The following table sets forth information regarding the compensation earned for service on the Board by our non-employee directors during 2024. Mr. Altschuler, our Co-Founder and Chief Executive Officer, also serves on our Board but receives no additional compensation in connection with such service. See the section titled “Executive Compensation” for more information regarding the compensation earned by Mr. Altschuler for 2024. In addition, Mr. Zuriff, our Co-Founder and former Managing Director of our Donor Advised Fund, was a member of our board of directors until June 2024 but received no additional compensation in connection with such service.

	Fees Earned or	Stock
	Paid in Cash	Awards	Total
Name	($)(1)	($)(2)(3)	($)
Roy Azevedo(4)	11,250	355,076	366,326
Deborah Bial	55,000	164,592	219,592
Ranjana Clark	56,500	164,592	221,092
Emily Rollins	59,000	164,592	223,592
Fabio Rosati	144,000	164,592	308,592
Katharine Weymouth	53,500	164,592	218,092

(1)
This column represents the amount of all fees earned or paid in cash for services as a director. The table below shows the amount of cash compensation earned during 2024 that each director elected to receive in RSUs (rounded to the nearest whole dollar) and the number of RSUs received, excluding adjustments for dividend equivalents. The number of RSUs received in lieu of cash was calculated based on the average closing sales price per share of our Class A common stock over the 20 trading days prior to the grant date (which was February 27, 2024 for all directors except Mr. Azevedo for whom the grant date was October 15, 2024), rounded to the nearest whole share.

	Cash Fees Paid in	Number of RSUs
	RSUs at Director’s	Received in
	Election	Lieu of Cash
Name	($)	(#)
Roy Azevedo	11,250	618
Deborah Bial	—	—
Ranjana Clark	56,500	1,748
Emily Rollins	—	—
Fabio Rosati	—	—
Katharine Weymouth	53,500	1,656

(2)
The amounts reported in this column reflect the aggregate grant date fair value of the stock and option awards granted to our directors as computed in accordance with ASC Topic 718. Note that the amounts reported in this column reflect the accounting cost for these awards and do not reflect the actual economic value that may be realized by the directors upon the vesting of the awards, the exercise of the stock options or the sale of the Class A common stock underlying such awards.
(3)
The following table provides information regarding the aggregate number of stock and option awards granted to our non-employee directors that were outstanding as of December 31, 2024:

	Stock	Option
	Awards	Awards
Name	(#)	(#)
Roy Azevedo	19,495	—
Deborah Bial	5,416	70,000
Ranjana Clark	5,853	—
Emily Rollins	5,416	45,000
Fabio Rosati	5,416	—
Katharine Weymouth	5,830	70,000

(4)
Mr. Azevedo was appointed to our Board and as a member of the Audit Committee as of October 15, 2024; therefore, his fees were prorated for the portion of 2024 during which he served on the Board.

Non-Employee Director Compensation Policy

Our Board annually determines the compensation of non-employee director for service to the Board. In March 2024, the Board approved the following compensation amounts for service on our Board for 2024:

•
an annual cash retainer of $35,000;

•
an additional annual cash retainer of $90,000 for service as independent chair of the Board;
•
an additional annual cash retainer of $10,000, $7,500, $4,000 and $4,000 for service as a non-employee member of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Environmental and Social Governance Committee, respectively;
•
an additional annual cash retainer of $20,000, $15,000, $8,500 and $8,500 for service as non-employee chair of the Audit Committee, chair of the Compensation Committee, chair of the Nominating and Corporate Governance Committee and chair of the Environmental and Social Governance Committee, respectively (in lieu of the committee member retainer above);
•
an initial RSU award granted upon a director’s initial election or appointment to the Board with the value of such award determined by the Board, vesting in three equal annual installments;
•
an annual RSU award (each, a “refresher RSU award”) granted each year after the effective date to each non-employee director who continues to serve on such date. Such refresher RSU awards will have an aggregate grant date value equal to $175,000, and will vest on January 1 of the year after the after the refresher RSU award is granted; and
•
at the election of the non-employee director, such director may elect to convert his or her cash compensation under the policy into an RSU (each, a “retainer RSU award”). If a non-employee director makes this election, each such retainer RSU award will be granted by the Board. Each retainer RSU award will cover a number of shares of our Class A common stock equal to (a) the aggregate amount of annual cash compensation otherwise payable to such director, divided by (b) the average closing sales price per share of our Class A common stock over the 20 trading days prior to the grant date, rounded to the nearest whole share. Each retainer RSU award will vest in four equal quarterly installments commencing on April 1 of the year the retainer RSU award is granted.

In December 2024, the Board approved the following compensation amounts for service on our Board for 2025:

•
an annual cash retainer of $45,000;
•
an additional annual cash retainer of $90,000 for service as independent chair of the Board;
•
an additional annual cash retainer of $10,000, $7,500, $4,000 and $4,000 for service as a non-employee member of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Environmental and Social Governance Committee, respectively;
•
an additional annual cash retainer of $20,000, $15,000, $8,500 and $8,500 for service as non-employee chair of the Audit Committee, chair of the Compensation Committee, chair of the Nominating and Corporate Governance Committee and chair of the Environmental and Social Governance Committee, respectively (in lieu of the committee member retainer above);
•
an initial RSU award granted upon a director’s initial election or appointment to the Board with the value of $350,000 or such other value as determined by the Board, vesting in three equal annual installments;
•
an annual RSU award (each, a “refresher RSU award”) granted each year after the effective date to each non-employee director who continues to serve on such date. Such refresher RSU awards will have an aggregate grant date value equal to $175,000, and will vest on January 1 of the year after the after the refresher RSU award is granted; and
•
at the election of the non-employee director, such director may elect to convert his or her cash compensation under the policy into an RSU (each, a “retainer RSU award”). If a non-employee director makes this election, each such retainer RSU award will be granted by the Board. Each retainer RSU award will cover a number of shares of our Class A common stock equal to (a) the aggregate amount of annual cash compensation otherwise payable to such director, divided by (b) the average closing sales price per share of our Class A common stock over the 20 trading days prior to the grant date, rounded to the nearest whole share. Each retainer RSU award will vest in four equal quarterly installments commencing on April 1 of the year the retainer RSU award is granted.

Each of the RSU awards described above will be granted under our 2021 Plan. Each such RSU award will vest subject to the director’s continuous service with us.

PROPOSAL 3: RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. As discussed below, Deloitte & Touche LLP was appointed to audit our financial statements on March 3, 2025. Prior to March 3, 2025, KPMG LLP served as our independent registered public accounting firm and had audited our financial statements since 2015. Representatives of Deloitte & Touche LLP are expected to be available during the Annual Meeting with the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Our organizational documents do not require that the stockholders ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Xometry and our stockholders.

Vote Required

The affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on such matter at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP.

Change in Independent Registered Public Accounting Firm

On March 3, 2025, the Audit Committee of the Board approved the dismissal of KPMG LLP. KPMG LLP was notified of the dismissal on March 4, 2025.

The audit reports of KPMG LLP on our consolidated financial statements as of and for the fiscal years ended December 31, 2023 and 2024 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of KPMG LLP on the effectiveness of internal control over financial reporting as of December 31, 2023 and 2024 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2023 and 2024 and the subsequent interim period through March 4, 2025, there were no: (i) “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304) between us and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the satisfaction of KPMG LLP would have caused KPMG LLP to make reference in connection with their opinion to the subject matter of the disagreement or (ii) “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the material weakness in internal control over financial reporting initially disclosed in our Annual Report on Form 10-K for the year ended December 31, 2022 and referred to most recently in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023. This material weakness involved ineffective process-level controls, primarily related to revenue and costs of revenue, following our acquisition of Thomas Publishing, Inc., and was fully remediated as of December 31, 2023. The Audit Committee discussed this matter with KPMG LLP, and we have authorized KPMG LLP to respond fully to any inquiries of Deloitte & Touche LLP with respect to this matter.

On March 3, 2025, the Audit Committee of the Board appointed Deloitte & Touche LLP as our new independent registered public accounting firm, subject to completion of its standard client acceptance procedures. During the fiscal years ended December 31, 2023 and 2024 and the subsequent interim period through March 3, 2025, neither we nor anyone acting on our behalf consulted with Deloitte & Touche LLP regarding either (i) the application of accounting principles to any specific completed or proposed transaction, or the type of audit opinion that might be rendered on our financial statements, nor did Deloitte & Touche LLP provide written or oral advice to us that Deloitte & Touche LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the instructions thereto) or a “reportable event” (as defined in Item 304(a)(1) (v) of Regulation S-K).

Prior Principal Accountant Fees and Services

The following table represents the aggregate fees billed to us by KPMG LLP, our prior principal accountant, for the periods set forth below. Following March 3, 2025, no services were provided to us by KPMG LLP, other than general professional services.

	Fiscal Year
	2024	2023
Audit fees(1)	$1,672,839	$1,984,028
Audit-related fees	—	—
Tax fees(2)	—	88,232
All other fees	—	—
Total fees	$1,672,839	$2,072,260

(1)
Audit fees relate to the audit of our annual financial statements, review of interim financial statements, consents and review of documents filed with the SEC.
(2)
Tax fees relate to professional services for corporate tax compliance and tax advisory services.

All fees described above were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures

Our Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services provided by our independent registered public accounting firm. The policy generally permits pre-approval of specified services in the defined categories of audit services, audit-related services, tax services and permitted non-audit services. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee reviewed the fees described above and believes that such fees were compatible with maintaining the independence of KPMG LLP. The Audit Committee has determined that the rendering of services other than audit services by Deloitte & Touche LLP is compatible with maintaining the principal accountant’s independence.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE

SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

TRANSACTIONS WITH RELATED PERSONS

Below we describe transactions since January 1, 2024 to which we were a participant or will be a participant, in which:

•
the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, executive officers, nominees for election as a director, or beneficial owners of more than 5% of any class of our Class A common stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect interest.

Employment of Director

Laurence Zuriff, our Co-Founder and a former member of our board of directors, is currently employed as Managing Director of our Donor Advised Fund. For the year ended December 31, 2024, Mr. Zuriff earned $247,047 in aggregate compensation, consisting of base salary and equity compensation. In June 2024, Mr. Zuriff left the Board and any and all other positions he holds as an officer or director (but not as an employee) with Xometry. While he remains employed by Xometry, Mr. Zuriff will be eligible to receive equity awards and benefits on the same general terms and conditions as applicable to employees in similar positions.

Employment Agreements

We have entered into employment agreements with certain of our executive officers. For more information regarding employment agreements with our named executive officers, see the section titled “Executive Compensation.”

Equity Grants to Directors and Executive Officers

We have granted stock options, restricted stock units, and performance-based restricted stock units to certain of our directors and executive officers. For more information regarding the stock options and stock awards granted to our directors and named executive officers, see the sections titled “Executive Compensation” and “Non-Employee Director Compensation.”

Indemnification Agreements

Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provides that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provides our Board with discretion to indemnify our employees and other agents when determined appropriate by the board. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them. For more information regarding these agreements, see the section titled “Executive Compensation—Limitations on Liability and Indemnification Matters.”

Policies and Procedures Regarding Transactions with Related Persons

We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Class A common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the approval or ratification of our Board or our Audit Committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our Class A common stock or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest, must be presented to our Board or our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Board or our Audit Committee is to consider the material facts of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of shares of our Class A common stock as of April 15, 2025, by: (i) each of our named executive officers; (ii) each of our directors; (iii) all of our executive officers and directors as a group; and (iv) each person, or group of affiliated persons, known by us to beneficially own more than 5% of any class of our voting securities.

Information with respect to beneficial ownership is based on information furnished to us by each director, executive officer or stockholder who holds more than 5% of our outstanding Class A common stock, and Schedules 13G or 13D filed with the SEC, as the case may be. Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, and includes options and warrants that are currently exercisable within 60 days of April 15, 2025. Options to purchase shares of our Class A common stock that are exercisable within 60 days of April 15, 2025, are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage. Except as indicated in the footnotes below, each of the beneficial owners named in the table below has, to our knowledge, sole voting and investment power with respect to all shares of common stock listed as beneficially owned by him or her, except for shares owned jointly with that person’s spouse.

We have based our calculation of beneficial ownership on (1) 49,200,221 shares of our Class A common stock and (2) 1,475,311 shares of our Class B common stock outstanding as of April 15, 2025. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Xometry, Inc., 6116 Executive Boulevard, Suite 800, North Bethesda, Maryland 20852.

	Class A Common Stock		Class B Common Stock
	Number of	Percent of	Number of	Percent of	Percent of
	Shares	Shares	Shares	Shares	Total
	Beneficially	Beneficially	Beneficially	Beneficially	Voting
Name and Address of Beneficial Owner	Owned	Owned	Owned	Owned	Power†
5% Stockholders:
Randolph Altschuler(1)	2,786,213	5.6%	1,475,311	100.0%	40.8%
Laurence Zuriff(2)	3,157,885	6.4	—	—	4.0
PRIMECAP Management Company(3)	6,652,858	13.5	—	—	8.5
The Vanguard Group(4)	3,800,370	7.7	—	—	4.8
Entities associated with Brown Capital Management(5)	3,446,223	7.0	—	—	4.4
FMR LLC(6)	3,311,961	6.7	—	—	4.2
Blackrock, Inc.(7)	3,199,993	6.5	—	—	4.1
Eventide Asset Management, LLC(8)	3,151,897	6.4	—	—	4.0
Directors and Named Executive Officers:
Randolph Altschuler(1)	2,786,213	5.6	1,475,311	100.0%	40.8
James Miln(9)	26,546	*	—	—	*
Subir Dutt(10)	21,213	*	—	—	*
Peter Goguen(11)	187,217	*	—	—	*
Roy Azevedo	3,468	*	—	—	*
Deborah Bial(12)	86,186	*	—	—	*
Ranjana Clark(13)	23,589	*
Emily Rollins(14)	55,457	*	—	—	*
Fabio Rosati(15)	132,724	*	—	—	*
Katharine Weymouth(16)	95,471	*	—	—	*
Matthew Leibel(17)	153,597	*	—	—	*
James Rallo(18)	—	*	—	—	*
All executive officers and directors as a group (12 persons)(19)	3,420,968	6.8%	1,475,311	100.0%	41.4%

* Represents beneficial ownership of less than 1%.

† Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. The holder of our Class B common stock are entitled to twenty votes per share, and holders of our Class A common stock are entitled to one vote per share

(1)
Consists of (a)(i) 118,570 shares of Class A common stock held by Mr. Altschuler, (ii) 501,944 shares of Class A common stock underlying vested and outstanding options held by Mr. Altschuler that are or will be exercisable within 60 days of April 15, 2025, (iii) 85,582 shares of Class A common stock held by the 2021 Tigers Trust; (iv) 324,533 shares of Class A common stock held by the Matthew Sladkin Altschuler 2012 Trust; (v) 324,533 shares of Class A common stock held by the Noah Sladkin Altschuler 2012 Trust; (vi) 324,533 shares of Class A common stock held Sasha Sladkin Altschuler 2012 Trust, (vii) 475,248 shares of Class A common stock held by The Altschuler Family Trust (2020) and (viii) 631,270 shares of Class A common stock held by Mr. Altschuler’s spouse; and (b) 1,475,311 shares of Class B common stock held by Mr. Altschuler.
(2)
Consists of (a)(i) 12,773 shares of Class A common stock held directly by Mr. Zuriff, (ii) 138,930 shares of Class A common stock underlying vested and outstanding options held by Mr. Zuriff that are or will be exercisable within 60 days of April 15, 2025, (iii) 288,091 shares of Class A common stock held by the Jason Eric Zuriff Trust; (iv) 288,091 shares of Class A common stock held by the Sophie Anna Zuriff Trust; (vi) 287,712 shares of Class A common stock held by the Zuriff Family 2020 Trust; (v) 138,024 shares of Class A common stock held by ZFI Capital, LP, over which Mr. Zuriff may be deemed to exercise voting and dispositive control; and (vi) 2,004,264 shares of Class A common stock held by the Laurence & Beth Zuriff Trust.
(3)
The information is based on a Schedule 13G/A filed on February 12, 2024. Consists of 6,652,858 shares of Class A common stock owned by PRIMECAP Management Company. PRIMECAP Management Company had sole voting power with respect to 5,931,843 shares of our Class A common stock and sole dispositive power with respect to 6,652,858 shares of our Class A common stock. The address of PRIMECAP Management Company is 177 E. Colorado Blvd., 11th Floor, Pasadena, California 91105.
(4)
The information is based on a Schedule 13G/A filed on February 13, 2024. Consists of 3,800,370 shares of Class A common stock owned by the Vanguard Group. The Vanguard Group had shared voting power with respect to 26,651 shares of Class A common stock, sole dispositive power with respect to 3,738,464 shares of Class A common stock and shared dispositive power with respect to 61,906 shares of Class A common stock. The address of the principal business office of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(5)
The information is based on a Schedule 13G/A filed on February 14, 2025. Consists of 3,446,223 shares of Class A common stock beneficially owned by Brown Capital Management, LLC. Brown Capital Management, LLC had sole voting power with respect to 1,747,519 shares of our Class A common stock, and Brown Capital Management, LLC had sole dispositive power with respect to 3,446,223 shares of our Class A common stock. All of the Class A shares are owned by various investment advisory clients of Granahan Investment Management LLC, which is deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Exchange Act, due to its discretionary power to make investment decisions over such shares and/or its ability to vote such shares. The address of the principal business office of the foregoing entities is 1201 N. Calvert Street, Baltimore, Maryland 21202.
(6)
The information is based on a Schedule 13G/A filed on February 12, 2025. Consists of 3,311,961.2 shares of Class A common stock held by FMR LLC, certain of its subsidiaries and affiliates and other companies. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of the principal business office of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.
(7)
The information is based on a Schedule 13G/A filed on November 12, 2024. Consists of 3,199,993 shares of Class A common stock. BlackRock, Inc. had sole voting power with respect to 3,190,850 shares of Class A common stock, and sole dispositive power with respect to 3,199,993 shares of Class A common stock of Class A common stock. The address of the principal business office of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.
(8)
The information is based on a Schedule 13G/A filed on February 14, 2025. Consists of 3,013,657 shares of Class A common stock held by Eventide Gilead Fund and 117,653 shares of Class A common stock owned by Eventide Exponential Technologies Fund. Eventide Asset Management, LLC is investment adviser to Eventide Gilead Funda and Eventide Exponential Technologies Fund, which are registered investment companies. Finny Kuruvilla, M.D. Ph. D. and Robin C. John share voting and dispositive power over the shares beneficially owned by Eventide Asset Management, LLC. The address of the principal business office of the foregoing entity and persons is One International Place, Suite 4210, Boston, Massachusetts 02110.
(9)
Consists of 26,546 shares of Class A common stock held by Mr. Miln.
(10)
Consists of (a) 9,091 shares of Class A common stock held by Mr. Dutt and (b) 12,122 share of Class A common stock underlying RSUs vesting within 60 days of April 15, 2025.
(11)
Consists of (a) 87,024 shares of Class A common stock held by Mr. Goguen and (b) 100,193 shares of Class A common stock underlying vested and outstanding options held by Mr. Goguen that are or will be exercisable within 60 days of April 15, 2025.
(12)
Consists of (a) 16,186 shares of Class A common stock held by Ms. Bial and (b) 70,000 shares of Class A common stock underlying vested and outstanding options held by Ms. Bial that are or will be exercisable within 60 days of April 15, 2025.
(13)
Consists of 23,589 shares of Class A common stock held by Ms. Clark.
(14)
Consists of (a) 10,457 shares of Class A common stock held by Ms. Rollins and (b) 45,000 shares of Class A common stock underlying vested and outstanding options held by Ms. Rollins that are or will be exercisable within 60 days of April 15, 2025.
(15)
Consists of 132,724 shares of Class A common stock held by Mr. Rosati.

(16)
Consists of (a) 25,471 shares of Class A common stock held by Ms. Weymouth and (b) 70,000 shares of Class A common stock underlying vested and outstanding options held by Ms. Weymouth that are or will be exercisable within 60 days of April 15, 2025.
(17)
Consists of (a) 83,094 shares of Class A common stock held by Mr. Leibel and (b) 70,503 shares of Class A common stock underlying vested and outstanding options held by Mr. Leibel that are or will be exercisable within 60 days of April 15, 2025. Mr. Leibel separated from his role as our Chief Technology Officer in February 2025. He is included in this table because he is a named executive officer for the year ended December 31, 2024, but he is not counted for purposes of aggregating beneficial ownership of our executive officers and directors as a group.
(18)
Mr. Rallo retired from his position as our Chief Financial Officer in March 2024. He is included in this table because he is a named executive officer for the year ended December 31, 2024, but he is not counted for purposes of aggregating beneficial ownership of our executive officers and directors as a group.
(19)
Consists of (a)(i) 2,534,685 shares of Class A common stock, (ii) 686,944 shares of Class A common stock underlying vested and outstanding options that are or will be exercisable within 60 days of April 15, 2025, and (iii) 12,122 shares of Class A common stock underlying RSUs vesting within 60 days of April 15, 2025, and (b) 1,475,311 shares of Class B common stock.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process is commonly referred to as “householding.”

While we do not household mailings to our stockholders of record, a number of brokers with account holders who are our stockholders will likely be “householding” our Proxy Materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker. We will deliver promptly a separate copy of the proxy statement and annual report to any stockholder who sends a written or oral request to us at c/o Secretary, Xometry, Inc., 6116 Executive Boulevard, Suite 800, North Bethesda, Maryland 20852. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no business to be brought before the Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

By Order of the Board of Directors

Kristie Scott
General Counsel and Secretary

April 29, 2025

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this proxy statement and our Annual Report on Form 10-K at www.investors.xometry.com. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 is also available without charge upon written request to our Secretary via email at legal@xometry.com.

www.xometry.com @xometry

© 2025 Xometry, Inc. All rights reserved. Xometry is a registered trademark of Xometry, Inc.

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/xmtr or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/xmtr Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2025 Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proposals — The Board of Directors recommends a vote FOR the nominee listed in Proposal 1, and FOR Proposals 2 and 3. 1. Election of Directors: For Withhold 01 - Randolph Altschuler 2. To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement. For Against Abstain 3. To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 For Against Abstain Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box 12BV

The 2025 Annual Meeting of Stockholders of Xometry, Inc. will be held on Wednesday, June 18, 2025 at 11:00 a.m. Eastern Time, virtually via the internet at meetnow. global/MXFLU2G. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/xmtr Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/xmtr IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Xometry, Inc. Notice of 2025 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — June 18, 2025 Randolph Altschuler, James Miln, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Xometry, Inc. to be held at meetnow. global/MXFLU2G on June 18, 2025 at 11:00 a.m., Eastern Time, or at any postponement or adjournment thereof, in the manner directed on the reverse side of this card (with discretionary authority under Proposal 1 to vote for any substitute nominee if the nominee is unable to serve or for good cause will not serve) and in their discretion on such other matters as may properly come before said meeting or any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the nominee for director listed on the reverse side of this card, and FOR items 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2025 Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proposals — The Board of Directors recommends a vote FOR the nominee listed in Proposal 1, and FOR Proposals 2 and 3. 1. Election of Directors: For Withhold 01 - Randolph Altschuler 2. To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement. For Against Abstain 3. To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. For Against Abstain Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1UPX

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Xometry, Inc. Notice of 2025 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — June 18, 2025 Randolph Altschuler, James Miln, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Xometry, Inc. to be held at meetnow. global/MXFLU2G on June 18, 2025 at 11:00 a.m., Eastern Time, or at any postponement or adjournment thereof, in the manner directed on the reverse side of this card (with discretionary authority under Proposal 1 to vote for any substitute nominee if the nominee is unable to serve or for good cause will not serve) and in their discretion on such other matters as may properly come before said meeting or any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the nominee for director listed on the reverse side of this card, and FOR items 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side)